Exhibit 4.3

POOLING AND SERVICING AGREEMENT

BETWEEN

GENERAL MOTORS ACCEPTANCE CORPORATION

SELLER AND SERVICER

AND

WHOLESALE AUTO RECEIVABLES CORPORATION

PURCHASER

DATED AS OF OCTOBER 7, 2003

Superior Wholesale Inventory Financing Trust VIII

i

Appendix

Appendix A - Definitions and Rules of Construction

Appendix B - Demands, Communications and Notices

Appendix C - Additional Representations and Warranties

Exhibits

Exhibit A - List of Locations of the Schedule of Accounts

Exhibit B - Form of Assignment for the Initial Closing Date

Exhibit C - Form of Assignment for Each Addition Date

Exhibit D - Form of Opinion of Counsel With Respect to Addition of Accounts

ii

THIS POOLING AND SERVICING AGREEMENT is made as of October 7, 2003, between GENERAL MOTORS ACCEPTANCE CORPORATION, a Delaware corporation (referred to herein as “GMAC” in its capacity as seller of the Receivables specified herein and as the “Servicer” in its capacity as servicer of the Receivables), and WHOLESALE AUTO RECEIVABLES CORPORATION, a Delaware corporation (the “Purchaser”).

WHEREAS, GMAC, in the ordinary course of its business, generates certain payment obligations by financing the floor plan inventory of motor vehicle dealers;

WHEREAS, GMAC desires to sell and assign to the Purchaser, and the Purchaser desires to purchase from GMAC, certain of such existing and future payment obligations arising or acquired from time to time;

WHEREAS, the Purchaser desires to transfer and assign its interest in such payment obligations to Superior Wholesale Inventory Financing Trust VIII (the “Issuer”) pursuant to the Trust Sale and Servicing Agreement;

WHEREAS, the Issuer desires to issue the Initial Securities to fund its acquisition of such payment obligations;

WHEREAS, the Purchaser, the Issuer and GMAC (as the holder of such payment obligations not sold to the Purchaser hereunder) desire that the Servicer shall service such payment obligations; and

WHEREAS, the Servicer is willing to service such payment obligations and related payment obligations in accordance with the terms hereof and of the Trust Sale and Servicing Agreement for the benefit of the Purchaser, GMAC, the Issuer and each other party identified or described herein or in the Trust Sale and Servicing Agreement as having an interest therein as owner, trustee, secured party or holder of the Securities (all such parties being collectively referred to herein as “Interested Parties”).

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Definitions. Certain capitalized terms used in the above recitals and in this Agreement are defined in and shall have the respective meanings assigned them in Part I of Appendix A to this Agreement. All references herein to “the Agreement” or “this Agreement” are to this Pooling and Servicing Agreement as it may be amended, supplemented or modified from time to time, and all references herein to Articles, Sections and subsections are to Articles, Sections or subsections of this Agreement unless otherwise specified. The rules of construction set forth in Part II of such Appendix A shall be applicable to this Agreement.

ARTICLE II

PURCHASE AND SALE OF ELIGIBLE RECEIVABLES

Section 2.01 Purchase and Sale of Eligible Receivables.

(a) By execution of this Agreement, on the Initial Closing Date, GMAC does hereby sell, transfer, assign and otherwise convey to the Purchaser, without recourse, all of its right, title and interest in, to and under all of the Eligible Receivables existing in the Accounts listed on the Schedule of Accounts (which is kept at locations listed in Exhibit A) as of the close of business on the Initial Cut-Off Date and all monies due or to become due thereon after the Initial Cut-Off Date, all Collateral Security with respect thereto and all amounts received with respect thereto (including all Interest Collections received in the calendar month in which the Initial Cut-Off Date occurs, whether or not received prior to the Initial Cut-Off Date) and all proceeds thereof (including “proceeds” as defined in the UCC and Recoveries).

(b) Subject to Section 6.02, as of each Receivables Purchase Date, GMAC does hereby sell, transfer, assign and otherwise convey to the Purchaser, without recourse, all of its right, title and interest in, to and under all Eligible Receivables created or deemed created in the Accounts in the Pool of Accounts on such date and all monies due or to become due thereon after such date, all Collateral Security with respect thereto and all amounts received with respect thereto and all proceeds thereof (including “proceeds” as defined in the UCC and Recoveries).

(c) It is the intention of GMAC and the Purchaser that the transfers and assignments contemplated by this Agreement shall constitute sales of the property described in Section 2.01(a) and Section 2.01(b) from GMAC to the Purchaser and that the beneficial interest in and title to such property shall not be part of GMAC’s estate in the event of the filing of a bankruptcy petition by or against GMAC under any Insolvency Law. The foregoing sales, transfers, assignments and conveyances and any subsequent sales, transfers, assignments and conveyances contemplated hereby do not constitute, and are not intended to result in, the creation or an assumption by the Purchaser of any obligation of the Servicer, GMAC (if GMAC is not the Servicer), General Motors or any other Person in connection with the Receivables described above or under any agreement or instrument relating thereto, including any obligation to any Dealers.

(d) Subject to Section 2.06 and ARTICLE III hereof, GMAC shall retain all right, title and interest in, to and under the Receivables in the Accounts in the Pool of Accounts that GMAC has not transferred to the Purchaser hereunder. Such Receivables, together with any Receivables repurchased by GMAC or (so long as GMAC is the Servicer) the Servicer from the Purchaser or the Trust pursuant to this Agreement or the Trust Sale and Servicing Agreement, all monies due or to become due on such Receivables, all amounts received with respect thereto and all proceeds thereof (including “proceeds” as defined in the UCC and Recoveries) are collectively referred to herein as the “Retained Property”.

Section 2.02 Purchase Price. On the Initial Closing Date, in consideration for the sale of the property described in Section 2.01(a) to the Purchaser, the Purchaser shall pay to GMAC $3,632,000,000 (representing the aggregate principal balance of the Eligible Receivables as of the close of business on the Initial Cut-Off Date so sold on the Initial Closing Date) in immediately available funds, and GMAC shall deliver to the Purchaser an executed assignment substantially in the form of Exhibit B hereto. The Purchaser shall pay, subject to Section 6.02, for property described in Section 2.03 sold by GMAC to the Purchaser on each Addition Date and property described in Section 2.01(b) sold by GMAC to the Purchaser on each Receivables Purchase Date, a price equal to the principal balance of the Eligible Receivables to be purchased on each such date. Such purchase price shall be payable by the Purchaser on each such date in immediately available funds.

Section 2.03 Addition of Accounts.

(a) Offers to Designate Additional Accounts. From time to time, GMAC may, at its option, offer to designate and the Purchaser may, at its option, request the designation of, one or more Accounts (each, an “Additional Account”) to be included as Accounts in the Pool of Accounts, subject to the conditions specified in Section 2.03(b) below. If the Purchaser, at its option, elects to accept any such offer by GMAC or if GMAC, at its option, agrees to any such request of the Purchaser, GMAC shall sell and assign to the Purchaser, and the Purchaser shall purchase from GMAC, all of GMAC’s right, title and interest in, to and under all of the Eligible Receivables in each such Additional Account as of the related Additional Cut-Off Date and all monies due or to become due thereon after such date, all Collateral Security with respect thereto, all amounts received with respect thereto and all proceeds thereof (including “proceeds” as defined in the UCC and Recoveries), effective as of the Addition Date specified in a written notice provided by the Servicer, on behalf of GMAC, to the Purchaser (the “GMAC Addition Notice”). Effective as of each such Addition Date, such Additional Account shall be included in the Pool of Accounts and Eligible Receivables arising therein from and after the Additional Cut-Off Date shall be subject to purchase under Section 2.01(b) above. Each GMAC Addition Notice shall specify the related Additional Cut-Off Date and shall be given (with a copy to the Rating Agencies) on or before the fifth Business Day but not more than 30 days prior to the related Addition Date.

(b) Conditions. GMAC shall be permitted to designate, and the Purchaser shall be permitted to accept the designation of, Additional Accounts, in accordance with Section 2.03(a) only upon satisfaction of each of the following conditions on or prior to the related Addition Date:

(i) GMAC shall represent that as of the related Additional Cut-Off Date each such Additional Account is an Eligible Account and that each Receivable arising thereunder identified as an Eligible Receivable and conveyed to the Purchaser on such Addition Date is an Eligible Receivable;

(ii) GMAC shall have delivered to the Purchaser a duly executed written assignment in substantially the form of Exhibit C and the list required to be delivered pursuant to Section 7.02(d);

(iii) GMAC shall have agreed to deliver to the Purchaser, for deposit in the Collection Account, to the extent required by the Trust Sale and Servicing Agreement, all Collections with respect to the Eligible Receivables arising in such Additional Accounts since the Additional Cut-Off Date within two Business Days after such Addition Date;

(iv) as of the Addition Date, neither GMAC nor the Purchaser is insolvent nor shall any of them have been made insolvent by such transfer nor is either of them aware of any pending insolvency;

(v) the Schedule of Accounts shall have been amended to reflect such Additional Accounts and the Schedule of Accounts as so amended shall be true and correct as of the Addition Date;

(vi) GMAC shall have delivered to the Purchaser a certificate of an Authorized Officer of GMAC confirming the items set forth in clauses (i) through (v) above;

(vii) the conditions set forth in Section 2.7(b) of the Trust Sale and Servicing Agreement shall have been satisfied; and

(viii) GMAC shall have delivered to the Purchaser an Opinion of Counsel of GMAC substantially in the form of Exhibit D.

Section 2.04 Optional Removal of Accounts. From time to time, GMAC may, at its option, request from the Purchaser, and the Purchaser may, at its option, offer to GMAC, the right to designate an Account for removal from the Pool of Accounts. Subject to the satisfaction by the Purchaser of the conditions set forth in Section 2.8 of the Trust Sale and Servicing Agreement, GMAC, at its option, may accept offers to designate an Account for removal or request from the Purchaser the right to designate an Account for removal by furnishing a written notice (the “GMAC Removal Notice”) to the Purchaser not less than five Business Days but not more than 30 days prior to the Removal Commencement Date. On and after the Removal Commencement Date with respect to a Randomly Selected Account, GMAC shall not transfer Receivables with respect to such Randomly Selected Account to the Purchaser. The Schedule of Accounts shall be amended to reflect such designation as of the Removal Commencement Date and to reflect such Account becoming a Removed Account as of the Removal Date. At any time after the Removal Date, at the written request of GMAC, the Purchaser shall assign to GMAC, without recourse, representation or warranty, effective as of the Removal Date, all of the Purchaser’s right, title and interest in, to and under the Receivables arising in such Account and related Collateral Security.

Section 2.05 Removal of Ineligible Accounts. If at any time an Account shall be deemed a Randomly Selected Account as described in Section 2.9 of the Trust Sale and Servicing Agreement, the Purchaser shall give notice thereof to GMAC at the time it gives notice to the parties identified in such Section 2.9. From and after the Removal Commencement Date with respect to a Randomly Selected Account pursuant to such Section 2.9, GMAC shall not transfer Receivables with respect to such Randomly Selected Account to the Purchaser. The Schedule of Accounts shall be amended to reflect such designation as of the Removal Commencement Date and to reflect such Account becoming a Removed Account as of the Removal Date. At any time after such removal, at the written request of GMAC, the Purchaser shall assign to GMAC, without recourse, representation or warranty, effective as of the Removal Date, all of the Purchaser’s right, title and interest in, to and under the Receivables in such Account and related Collateral Security.

Section 2.06 Custody of Documentation. In connection with the sale, transfer, assignment and conveyance of the Receivables and related Collateral Security in the Accounts in the Pool of Accounts to the Purchaser hereunder, the Purchaser is executing simultaneously herewith the Custodian Agreement with the Custodian, pursuant to which the Purchaser shall revocably appoint the Custodian to act as agent of the Purchaser to maintain custody of the documents and instruments (as more fully described in the Custodian Agreement) associated with such Receivables, which shall be constructively delivered to the Purchaser. GMAC, as the holder of the Retained Property, hereby consents to the appointment of the Custodian to act as agent of GMAC to maintain custody of the documents and contracts (as more fully described in the Custodian Agreement) associated with the Receivables included therein and is simultaneously herewith executing the Custodian Agreement. The Custodian has accepted such appointment by the Purchaser and GMAC under the Custodian Agreement.

ARTICLE III

ADMINISTRATION AND SERVICING OF RECEIVABLES SECTION

Section 3.01 Appointment of Servicer and Acceptance of Appointment. The Purchaser and GMAC hereby appoint the Servicer to act as Servicer with respect to the Eligible Receivables and the Receivables included in the Retained Property, existing in or arising under the Accounts included in the Pool of Accounts from time to time and authorize the Servicer to perform the duties of Servicer under this Agreement and under the Trust Sale and Servicing Agreement. The Servicer by execution of this Agreement and by execution of the Trust Sale and Servicing Agreement hereby accepts such appointment and the terms hereof and thereof.

Section 3.02 Rights and Duties of the Servicer.

(a) The Servicer shall manage, service and administer the Receivables described in Section 3.01, including, without limitation, collecting payments due under the Receivables and providing for charge-offs of uncollectible Receivables, with reasonable care and all in accordance with the Servicer’s customary and usual servicing procedures for servicing wholesale receivables comparable to the Receivables which the Servicer services for its own account, including the Floor Plan Financing Guidelines, except insofar as any failure to do so would not have a material adverse effect on the interests of Securityholders. The Servicer shall have full power and authority, acting alone or through any party properly designated by it hereunder or under the Trust Sale and Servicing Agreement, to do any and all things in connection with such servicing and administration which it may deem necessary or desirable, including monitoring the insurance maintained by Dealers. The Servicer is hereby authorized to commence, in its own name or in the name of any Interested Party, a Proceeding to enforce any Receivable subject hereto, to enforce all obligations of GMAC and the Purchaser under this Agreement and under the Trust Sale and Servicing Agreement or to commence or participate in a Proceeding (including without limitation a bankruptcy proceeding) relating to or involving any such Receivable. If in any Proceeding it is held that the Servicer may not enforce a Receivable arising under an Account in the Pool of Accounts on the ground that it is not a real party in interest or a holder entitled to enforce such Receivable, the Purchaser, GMAC and each other Interested Party shall, at the Servicer’s expense, take such steps as the Servicer reasonably deems necessary or appropriate to enforce the Receivable, including bringing suit in the name of such Person. If the Servicer commences or participates in such a Proceeding in its own name, each Interested Party shall thereupon be deemed to have automatically assigned such Receivable to the Servicer for purposes of commencing or participating in any such Proceeding as a party or claimant, and the Servicer is hereby authorized and empowered to execute and deliver in the Servicer’s name any notices, demands, claims, complaints, responses, affidavits or other documents or instruments in connection with any such Proceeding. Each Interested Party shall furnish the Servicer with any powers of attorney and other documents and take any other steps which the Servicer may reasonably deem necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement and the Trust Sale and Servicing Agreement. Except to the extent required by the preceding two sentences, the authority and rights granted to the Servicer in this Section 3.02 shall be nonexclusive and shall not be construed to be in derogation of the retention by any Interested Party (to the extent of its rights in a Receivable) of equivalent authority and rights. Without limiting the generality of the foregoing and subject to any Servicing Default, the Servicer is hereby authorized and empowered, unless such power and authority is revoked by any Interested Party on account of the occurrence of such a Servicing Default, to:

(i) instruct the Issuer to make allocations, withdrawals and payments to or from the Collection Account, the Distribution Accounts, the Reserve Fund, the 2003-A Term Note Cash Accumulation Reserve Fund, the 2003-A Certificate Cash Accumulation Reserve Fund and any other related bank accounts or funds as set forth in the Trust Sale and Servicing Agreement;

(ii) instruct the Issuer or any Interested Party to take any action required or permitted under any Specified Support Arrangement;

(iii) execute and deliver, on behalf of the Issuer for the benefit of any related Securityholders, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Receivables and, after the delinquency of any Receivable and to the extent permitted under and in compliance with applicable requirements of law, to commence enforcement proceedings with respect to any such Receivable; and

(iv) make any filings, reports, notices, applications, registrations with, and seek any consents or authorizations from, the U.S. Securities and Exchange Commission and any State securities authority on behalf of the Issuer as may be necessary or advisable to comply with any U.S. Federal or State securities law or reporting requirement.

(b) The Servicer shall not be obligated to use separate servicing procedures, offices, employees or accounts for servicing the Receivables in the Accounts in the Pool of Accounts from the procedures, offices, employees and accounts used by the Servicer in connection with servicing other receivables. The Servicer shall, at its own expense, on or prior to the Initial Closing Date, in the case of the Initial Accounts, and on or prior to the applicable

Addition Date, in the case of Additional Accounts, indicate in its computer files that the Eligible Receivables in the Accounts in the Pool of Accounts have been sold and transferred by GMAC to the Purchaser hereunder and by the Purchaser to the Trust under the Trust Sale and Servicing Agreement.

(c) Except as otherwise required to comply with all Requirements of Law, the Servicer may change the terms and provisions of the Floor Plan Financing Agreements or the Floor Plan Financing Guidelines in any respect (including the calculation of the amount or the timing of charge-offs and the rate of the finance charge assessed thereon), only if:

(i) in the reasonable belief of the Servicer, no Early Amortization Event shall occur as a result of such change;

(ii) such change is made applicable to the comparable segment of any similar portfolio of accounts serviced by the Servicer and not only to the Accounts in the Pool of Accounts; and

(iii) in the case of a reduction in the rate of such finance charges, the Servicer (and, if GMAC is not then the Servicer, GMAC) does not reasonably expect any such reduction, after considering amounts due and amounts payable under any Specified Support Agreements and Investment Proceeds for the related period, to result in the Net Receivables Rate for any Collection Period being less than the sum of (A) the weighted average of the rates of interest payable to all holders of Securities and (B) the Monthly Servicing Fee for the related period;

provided, however, that nothing herein shall prevent the Servicer from modifying the terms of the Floor Plan Financing Agreement with any dealer on a case-by-case basis in a manner consistent with the Floor Plan Financing Guidelines.

Section 3.03 Servicing Compensation; Payment of Certain Expenses by the Servicer. The Servicer is entitled to receive the Monthly Servicing Fee as described in the Trust Sale and Servicing Agreement. The Monthly Servicing Fee shall be payable to the Servicer solely to the extent amounts are available for payment in accordance with the terms of the Trust Sale and Servicing Agreement. Subject to any limitations on the Servicer’s liability under the Trust Sale and Servicing Agreement, the Servicer shall be required to pay all expenses incurred by it in connection with its activities under this Agreement and the Trust Sale and Servicing Agreement (including disbursements of the Issuer, fees and disbursements of any trustees, accountants and outside auditors, taxes imposed on the Servicer, expenses incurred in connection with distributions and reports to Securityholders and all other fees and expenses not expressly stated under this Agreement or the Trust Sale and Servicing Agreement to be for the account of the Securityholders, but in no event including federal, state and local income and franchise taxes, if any, of the Issuer or any holder of the Securities).

Section 3.04 Representations, Warranties and Covenants of the Servicer.

(a) The Servicer hereby makes, and any successor Servicer by its appointment under this Agreement and under the Trust Sale and Servicing Agreement shall make, on each Closing Date (and on the date of any such appointment) the following representations, warranties and covenants on which the Purchaser relies in accepting and holding the Receivables and the related Collateral Security hereunder and the Issuer shall rely in acquiring and holding such Receivables and the related Collateral Security under the Trust Sale and Servicing Agreement and in issuing the Securities:

(i) Organization and Good Standing. The Servicer has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware (or, in the case of a Servicer other than GMAC, other applicable law of its jurisdiction of incorporation), with power and authority to own its properties and to conduct its businesses as such properties are presently owned and such businesses are presently conducted.

(ii) Due Qualification. The Servicer is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its businesses requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have material adverse effect on its ability to perform its obligations under this Agreement.

(iii) Power and Authority. The Servicer has the power and authority to execute and deliver this Agreement and the Trust Sale and Servicing Agreement, to carry out the terms of each such agreement and to service the Accounts in the Pool of Accounts and the Receivables arising therein as provided herein and in the Trust Sale and Servicing Agreement, and the execution, delivery and performance of this Agreement and the Trust Sale and Servicing Agreement have been duly authorized by the Servicer by all necessary corporate action on the part of the Servicer.

(iv) Binding Obligation. This Agreement constitutes, and the Trust Sale and Servicing Agreement, when duly executed and delivered by the Servicer, shall constitute, the legal, valid and binding obligation of the Servicer enforceable in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereinafter in effect, affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(v) No Violation. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement and the Trust Sale and Servicing Agreement by the Servicer and the fulfillment of the terms of this Agreement and the Trust Sale and Servicing Agreement by the Servicer, shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of the Servicer, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Servicer is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to the Basic Documents), or violate any law or, to the best of the Servicer’s knowledge, any order, rule or regulation applicable to the Servicer of any Governmental Authority having jurisdiction over the Servicer or any of its properties, except where any such conflict or violation would not have a material adverse effect on its ability to perform its obligations under this Agreement or the Trust Sale and Servicing Agreement.

(vi) No Proceedings. To the Servicer’s knowledge, there are no Proceedings or investigations pending, or threatened, against the Servicer before any Governmental Authority having jurisdiction over the Servicer or its properties (A) asserting the invalidity of this Agreement or the Trust Sale and Servicing Agreement or any Securities issued thereunder, (B) seeking to prevent the issuance of the such Securities, the execution of this Agreement or the consummation of any of the transactions contemplated by this Agreement or the Trust Sale and Servicing Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Servicer of its obligations under, or the validity and enforceability of, this Agreement or the Trust Sale and Servicing Agreement.

(vii) Compliance with Requirements of Law. The Servicer shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the Accounts to be serviced under this Agreement and the Trust Sale and Servicing Agreement, shall maintain in effect all qualifications required under Requirements of Law in order to service properly such Receivables and such Accounts and shall comply in all material respects with all Requirements of Law in connection with servicing such Receivables and such Accounts, except, in each case, where a failure to do so would not have a material adverse effect on the interests of the Securityholders.

(viii) No Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of any Receivable sold and assigned to the Purchaser hereunder that the Servicer services under this Agreement and the Trust Sale and Servicing Agreement, except as ordered by a court of competent jurisdiction or other Governmental Authority.

(ix) Protection of Interested Party Rights. The Servicer shall take no action, nor omit to take any action, which would impair the rights or interests of Interested Parties in the Receivables sold and assigned to the Purchaser hereunder that the Servicer services under this Agreement and the Trust Sale and Servicing Agreement or in the related Vehicle Collateral Security nor shall it reschedule, revise or defer payments due on any such Receivable except, in each case, in a manner consistent with the Floor Plan Financing Guidelines or as otherwise contemplated herein or in the Trust Sale and Servicing Agreement. The Servicer shall not permit any such Receivable to become subject to any right of set-off or any offsetting balance.

(x) Negative Pledge. Except for the conveyances hereunder to the Issuer pursuant to the Trust Sale and Servicing Agreement and the pledge of the Trust Estate to the Indenture Trustee pursuant to the Indenture, and as provided in Section 6.03, the Servicer shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist, any Lien on any Receivable sold and assigned to the Purchaser hereunder (and any related Collateral Security), whether now existing or hereafter created, or any interest therein, and the Servicer shall defend the right, title and interest of the Purchaser, the Issuer and any Interested Party in, to and under such property, whether now existing or hereafter created, against all claims of third parties claiming through or under the Purchaser or the Servicer. The Servicer shall notify the Purchaser promptly after becoming aware of any Lien on such property other than the conveyances hereunder or under the Trust Sale and Servicing Agreement or the Indenture.

(b) Notice of Breach. Upon discovery by the Purchaser or the Servicer of a breach of any of the representations, warranties and covenants set forth in this Section 3.04, the party discovering such breach shall give prompt written notice to the other party.

(c) Purchase of Receivables. If any covenants of the Servicer under Sections 3.04(a)(vii), (viii), (ix) or (x) has not been complied with in all material respects with respect to any Eligible Receivable or Account in the Pool of Accounts and such noncompliance has a material adverse effect on the interests of Securityholders or any other Interested Parties in such Receivable or such Account, the Servicer shall purchase such Receivable (or, in the case of a breach affecting less than the entire principal amount of a Receivable, to the extent of the breach) or all Eligible Receivables under such Account (each, an “Administrative Receivable”) from the Issuer, on the terms and conditions set forth in this Section 3.04.

(d) Payment of Purchase Price. The Servicer shall purchase each Administrative Receivable no later than two Business Days (or such other period as may be agreed by the Applicable Trustee) following discovery by the Servicer (including through the receipt of notice thereof) of the event giving rise to such Administrative Receivable by depositing in the Collection Account, on the date on which such purchase is deemed to occur, an amount (in immediately available funds) equal to the principal amount of such Receivable plus accrued and unpaid interest thereon through the date of purchase. The amount so deposited with respect to a Receivable (an “Administrative Purchase Payment”) shall be included in Trust Principal Collections (to the extent of the principal amount of such Receivable) and Interest Collections (as to the remainder of such amount) on such date and shall be applied in accordance with the terms of this Agreement and the Trust Sale and Servicing Agreement.

(e) Sole Remedy. The obligation of the Servicer to purchase Receivables as described in this Section 3.04, and to make the deposits required to be made to the Collection Account as provided in the preceding paragraph, shall constitute the sole remedy respecting the event giving rise to such obligation available to any Securityholders, the Purchaser, the Owner Trustee, the Indenture Trustee or the Issuer.

Section 3.05 Servicer’s Accounting and Reports.

(a) On or before each Determination Date, the Servicer shall deliver to the Purchaser, the Owner Trustee, the Indenture Trustee and the Rating Agencies a Servicer’s Accounting with respect to the immediately preceding Collection Period executed by an Authorized Officer of the Servicer containing all information necessary for making the allocations, deposits and distributions required by the Trust Sale and Servicing Agreement, the Trust Agreement and the Indenture on the related Distribution Date, and all information necessary to each such party for sending any statements required to be sent to Securityholders with respect to such Distribution Date under the Trust Sale and Servicing Agreement.

(b) On each Business Day, the Servicer shall deliver to the Indenture Trustee a Servicer’s Accounting executed by an Authorized Officer of the Servicer (i) containing the Daily Trust Balance, the Daily Trust Invested Amount and all related amounts to the extent necessary to determine the Cash Collateral Amount for such date as described in Section 4.5(d) of the Trust Sale and Servicing Agreement and (ii) if any series or class of Securities is then in a Payment Period, Cash Accumulation Period or Rapid Amortization Period, or if the Trust is then in an Early Amortization Period or a Wind Down period, containing such instructions and computations as are necessary to effect the allocation and application of Principal Collections and other Available Trust Principal on such day.

(c) At any time that GMAC does not have a long-term rating of at least BBB- from Standard & Poor’s and at least Baa3 from Moody’s, the Servicer shall identify on a daily basis all Eligible Receivables and, on or before each Determination Date, the Servicer shall deliver to the Owner Trustee a list identifying all Eligible Receivables as of the last day of the related Collection Period.

Section 3.06 Pre-Closing Collections. Within two Business Days after the Initial Closing Date, GMAC shall deliver to the Purchaser all collections on the Receivables in the Accounts in the Pool of Accounts held by GMAC on the Initial Closing Date to the extent such collections would be required to be on deposit on such date if this Agreement and the Trust Sale and Servicing Agreement had been in effect from and after the Initial Cut-Off Date and the Revolving Period had commenced on such date. The Purchaser hereby directs GMAC to deposit such amount on its behalf into the Collection Account.

Section 3.07 Collections Received by GMAC. GMAC hereby agrees to deliver all Collections on the Receivables in the Accounts in the Pool of Accounts received by GMAC from or on behalf of Dealers to the Servicer and consents to the application, allocation and distribution thereof in accordance with the terms and provisions of this Agreement and the Trust Sale and Servicing Agreement.

ARTICLE IV

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 4.01 Representations and Warranties of GMAC Relating to the Accounts and the Receivables.

(a) Representations and Warranties. As of the dates set forth below, GMAC makes the following representations and warranties to the Purchaser as to the Accounts in the Pool of Accounts and the Receivables sold to the Purchaser hereunder, on which the Purchaser relies in accepting such Receivables:

(i) as of the Initial Cut-Off Date, each Account included in the Pool of Accounts is an Eligible Account;

(ii) as of the Initial Cut-Off Date, each Receivable that is identified as an Eligible Receivable and conveyed to the Purchaser on the Initial Closing Date is an Eligible Receivable;

(iii) as of each Additional Cut-Off Date, each related Additional Account is an Eligible Account and each Receivable arising thereunder that is identified as an Eligible Receivable and conveyed to the Purchaser on the related Addition Date is an Eligible Receivable;

(iv) as of each date that Receivables are sold and transferred hereunder pursuant to Section 2.01(b), each Receivable that is identified as an Eligible Receivable and so conveyed to the Purchaser on such date is an Eligible Receivable; and

(v) the representations and warranties regarding creation, perfection and priority of security interests in the Receivables, which are attached to this Agreement as Appendix C, are true and correct to the extent that they are applicable.

(b) Survival; Notice of Breach. The representations and warranties set forth in this Section 4.01 shall survive the transfer and assignment of the Eligible Receivables in the Accounts in the Pool of Accounts and related items to the Purchaser from time to time and the subsequent assignment and transfer of its interests therein to the Issuer pursuant to the Trust Sale and Servicing Agreement. Upon discovery by GMAC or the Purchaser of a breach of any of the representations and warranties set forth in this Section 4.01, the party discovering such breach shall give prompt written notice to the other party.

(c) Repurchase. GMAC acknowledges that the Purchaser shall assign its rights and remedies hereunder with respect to the Eligible Receivables arising in the Accounts in the Pool of Accounts to the Issuer under the Trust Sale and Servicing Agreement. GMAC hereby covenants and agrees with the Purchaser that (i) in the event of a breach of any of GMAC’s representations and warranties contained in Section 4.01(a) with respect to any Receivable or with respect to any Account that materially and adversely affects the interests of the Purchaser or the Trust in any Receivable or (ii) in the event that the payment of all or a portion of the principal amount of any Receivable held by the Purchaser or the Trust is deferred pursuant to DPP or any other installment sales program or similar arrangement, unless and to the extent such breach or deferral shall have been cured in all material respects, GMAC shall repurchase the interest of the Issuer in such Receivable (to the extent of such breach or deferral) on the date and for the amount specified in Section 2.5 of the Trust Sale and Servicing Agreement, without further notice from the Purchaser hereunder and without any representation, warranty or recourse from the Purchaser or the Issuer. Without limiting the generality of the foregoing, a Receivable shall not be an Eligible Receivable, and thus shall be subject to repurchase, if and to the extent that, (A) the Servicer adjusts downward the principal amount of such Receivable because of a rebate, refund, credit adjustment or billing error to the related Dealer or (B) such Receivable was created in respect of a Vehicle which was refused or returned by the related Dealer.

(d) Sole Remedy. The obligation of GMAC to repurchase any Receivable shall constitute the sole remedy respecting the event giving rise to such obligation available to the Purchaser and to any Interested Party.

Section 4.02 Representations and Warranties of GMAC Relating to GMAC and the Agreement.

(a) Representations and Warranties. GMAC, in its capacity as seller, hereby makes as of each Closing Date the following representations and warranties on which the Purchaser relies. The following representations and warranties shall survive the sale, transfer and assignment of the Receivables hereunder:

(i) Organization and Good Standing. GMAC has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its businesses as such properties are presently owned and such businesses are presently conducted;

(ii) Due Qualification. GMAC is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in each jurisdiction in which the conduct of its businesses requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under this Agreement;

(iii) Power and Authority. GMAC has the power and authority to execute and deliver this Agreement, to carry out its terms, and to consummate the transactions contemplated herein, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by GMAC by all necessary corporate action on the part of GMAC;

(iv) No Violation. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms of this Agreement by GMAC shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or by-laws of GMAC, or any indenture, agreement, mortgage, deed of trust or other instrument to which GMAC is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to the Basic Documents) or violate any law or, to the best of GMAC’s knowledge, any order, rule or regulation applicable to GMAC of any Governmental Authority having jurisdiction over GMAC or any of its properties, except where any such conflict or violation would not have a material adverse effect on its ability to perform its obligations with respect to the Purchaser or any Interested Party under this Agreement or the Trust Sale and Servicing Agreement;

(v) No Proceedings. To GMAC’s knowledge, there are no Proceedings or investigations pending, or threatened, against GMAC before any

Governmental Authority having jurisdiction over GMAC or its properties (A) asserting the invalidity of this Agreement, the Trust Sale and Servicing Agreement, the Custodian Agreement or the Administration Agreement, (B) seeking to prevent the execution of this Agreement or the consummation of any of the transactions contemplated by this Agreement, the Trust Sale and Servicing Agreement, the Custodian Agreement or the Administration Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by GMAC of its obligations under, or the validity or enforceability of, this Agreement, the Trust Sale and Servicing Agreement, the Custodian Agreement or the Administration Agreement;

(vi) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of GMAC, enforceable against GMAC in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law;

(vii) Record of Accounts. The Schedule of Accounts is an accurate and complete listing in all material respects of all of the Accounts in the Pool of Accounts as of the Initial Cut-Off Date or the applicable Additional Cut-Off Date, as the case may be, and the information contained therein with respect to the identity of such Accounts is true and correct in all material respects; and

(viii) Valid Sale. With respect to the Initial Accounts, this Agreement and the related assignment to be delivered on the Initial Closing Date or, in the case of Additional Accounts, the related assignment as described in Section 2.03(b), when duly executed and delivered, shall constitute a valid sale, transfer and assignment to the Purchaser of all right, title and interest of GMAC in, to and under the Eligible Receivables thereunder and the related Vehicle Collateral Security, whether then existing or thereafter created, and the proceeds thereof, enforceable against creditors of and purchasers from GMAC. To the extent such filings are required therefor, upon the filing of the financing statements described in Section 7.02(a) (and, in the case of Eligible Receivables hereafter created in the Accounts in the Pool of Accounts and the proceeds thereof, upon the creation thereof) the Purchaser shall have a first priority perfected ownership interest in such property, except for Liens permitted under Section 4.04(a). Except as otherwise provided in the Trust Sale and Servicing Agreement or this Agreement, neither General Motors, GMAC nor any Person claiming through or under General Motors or GMAC has any claim to or interest in the Trust Estate.

(b) Survival; Notice of Breach. The representations and warranties set forth in this Section 4.02 shall survive the transfer and assignment of the Receivables and related items to the Purchaser hereunder and the subsequent assignment and transfer of its interests therein to the Issuer pursuant to the Trust Sale and Servicing Agreement. Upon discovery by GMAC or the Purchaser of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other party.

(c) Repurchase. If (i) the Purchaser is required to purchase Receivables and related Collateral Security pursuant to Section 3.1(c) of the Trust Sale and Servicing Agreement and (ii) the condition giving rise to such purchase obligation shall also constitute a breach of a representation or warranty pursuant to Section 4.02(a), GMAC shall repurchase such Receivables and such Collateral Security and shall pay to the Purchaser, prior to the time the Purchaser is required to pay such amount pursuant to the Trust Sale and Servicing Agreement, an amount equal to the Reassignment Amount.

(d) Sole Remedy. The obligation of GMAC to purchase such Receivables and such Collateral Security pursuant to this Section 4.02 shall constitute the sole remedy available to the Purchaser and to any Interested Party against GMAC respecting the event giving rise to such obligation.

Section 4.03 Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to GMAC as of each Closing Date that:

(a) Organization and Good Standing. The Purchaser has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and to conduct its business as such properties are presently owned and such business is presently conducted, and had at all relevant times, and now has, power, authority and legal right to acquire and own the Eligible Receivables arising in the Accounts in the Pool of Accounts and the Collateral Security related thereto;

(b) Due Qualification. The Purchaser is duly qualified to do business and, where necessary, is in good standing as a foreign corporation (or is exempt from such requirement) and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business requires such qualification, except where the failure to so qualify or obtain licenses or approvals would not have a material adverse effect on its ability to perform its obligations under this Agreement;

(c) Power and Authority. The Purchaser has the power and authority to execute and deliver this Agreement, to carry out its terms and to consummate the transactions contemplated herein, and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by the Purchaser by all necessary corporate action on the part of the Purchaser;

(d) No Violation. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement by the Purchaser and the fulfillment of the terms of this Agreement by the Purchaser shall not conflict with, result in any breach of any of the terms and provisions of or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or by-laws of the Purchaser, or any indenture, agreement, mortgage, deed of trust or other instrument to which the Purchaser is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument (other than pursuant to the Basic Documents), or violate any law or, to the best of the Purchaser’s knowledge, any order, rule or regulation applicable to the Purchaser of any Governmental Authority having jurisdiction over the Purchaser or any of its properties, except where any such conflict or violation would not have a material adverse effect on its ability to perform its obligations with respect to GMAC or any Interested Party under this Agreement or the Trust Sale and Servicing Agreement;

(e) No Proceedings. To the Purchaser’s knowledge, there are no Proceedings or investigations pending, or threatened, against the Purchaser before any Governmental Authority having jurisdiction over the Purchaser or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the execution of this Agreement or the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement; and

(f) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors’ rights in general and by general principles or equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

Section 4.04 Covenants of GMAC. GMAC hereby covenants that:

(a) Negative Pledge. Except for the conveyances hereunder and under the Trust Sale and Servicing Agreement and the pledge of the Trust Estate to the Indenture Trustee under the Indenture and as provided in Section 6.03, GMAC shall not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist, any Lien on any Eligible Receivable in any Account in the Pool of Accounts (and any related Vehicle Collateral Security), whether now existing or hereafter created, or any interest therein, and GMAC shall defend the right, title and interest of the Purchaser and any Interested Party in, to and under such property, whether now existing or hereafter created, against all claims of third parties claiming through or under GMAC. GMAC shall notify the Purchaser and the Issuer promptly after becoming aware of any Lien on any such property other than the conveyances hereunder or under the Trust Sale and Servicing Agreement or the Indenture. Nothing herein shall prohibit GMAC from granting, creating, incurring or suffering to exist any Lien on all or any portion of the Retained Property.

(b) Delivery of Collections. All payments received by GMAC from or on behalf of a Dealer in respect of Receivables in any Accounts in the Pool of Accounts or any Collateral Security (except as contemplated in Section 6.03 with respect to any property constituting Common Collateral that is not Vehicle Collateral Security in connection with any Other Indebtedness) shall be received by GMAC in its capacity as Servicer, unless GMAC is no longer the Servicer, in which case GMAC shall deliver all such payments to the Servicer as soon as practicable after receipt thereof, but in no event later than two Business Days after receipt thereof.

(c) Compliance with Requirements of Law. GMAC shall comply in all material respects with all Requirements of Law applicable to GMAC, except where any such failure to comply would not have a material adverse effect on its ability to perform its obligations under this Agreement.

(d) No Petition. Neither the Servicer nor GMAC shall at any time institute against the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law.

ARTICLE V

CERTAIN MATTERS RELATING TO GMAC

Section 5.01 Merger or Consolidation of, or Assumption of the Obligations of, GMAC.

(a) Notwithstanding anything to the contrary in this Agreement, any Person (i) into which GMAC may be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which GMAC shall be a party, (iii) succeeding to the business of GMAC or (iv) more than 50% of the voting interests of which is owned, directly or indirectly, by General Motors and which is otherwise originating receivables, which Person in any of the foregoing cases (other than GMAC as the surviving entity of such merger or consolidation) executes an agreement of assumption to perform every obligation of GMAC, as seller, under this Agreement and the Trust Sale and Servicing Agreement, shall be the successor to GMAC under this Agreement, as seller, without the execution or filing of any document or any further act on the part of any of the parties to this Agreement or the Trust Sale and Servicing Agreement, anything in this Agreement to the contrary notwithstanding.

(b) GMAC shall provide notice of any merger, consolidation or succession pursuant to this Section 5.01 to the Rating Agencies.

Section 5.02 GMAC Indemnification of the Purchaser. GMAC shall indemnify the Purchaser for any liability as a result of the failure of an Eligible Receivable sold hereunder to be originated in compliance with all Requirements of Law. This indemnity obligation shall be in addition to any obligation that GMAC may otherwise have.

Section 5.03 GMAC Acknowledgment of Transfers to the Issuer. By its execution of the Trust Sale and Servicing Agreement, GMAC acknowledges that the Purchaser shall, pursuant to the Trust Sale and Servicing Agreement, transfer the Receivables purchased hereunder and related Collateral Security to the Issuer and assign its rights associated therewith under this Agreement to the Issuer, subject to the terms and conditions of the Trust Sale and Servicing Agreement, and that the Issuer shall in turn further pledge, assign or transfer its rights in such property and this Agreement to the Indenture Trustee under the Indenture. GMAC further acknowledges that the Purchaser shall assign its rights under the Custodian Agreement to the Issuer.

ARTICLE VI

ADDITIONAL AGREEMENTS

Section 6.01 Additional Obligations of GMAC and the Purchaser.

(a) Supplemental Principal Allocations. On or before the Business Day prior to each Monthly Distribution Date for the Wind Down Period or an Early Amortization Period or the Payment Period for a series of Term Notes, GMAC shall deposit into the Collection Account, on behalf of the Purchaser, an amount equal to the Supplemental Principal Allocation for such Monthly Distribution Date. Such amount shall be recorded as an advance under the Intercompany Advance Agreement and shall bear interest and be payable as provided therein.

(b) Removed Accounts. With respect to each Removed Account, if and to the extent that any related Receivable held by the Trust on the related Removal Commencement Date (determined without giving effect to the special allocation of Principal Collections pursuant to Section 2.8(c) or Section 2.9(b), as applicable, of the Trust Sale and Servicing Agreement) is charged-off as uncollectible at any time following the related Removal Date, the Purchaser shall pay the amount so charged-off to GMAC.

Section 6.02 Effect of Involuntary Case Involving GMAC.

(a) Suspension of Purchases. The Purchaser shall suspend the purchase (and GMAC shall suspend the sale) of Receivables hereunder if either party shall receive notice at its principal corporate office that GMAC has become an involuntary party to (or has been made the subject of) any proceeding provided for by any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to GMAC or relating to all or substantially all of its property (an “Involuntary Case”).

(b) Resumption of Purchases. Notwithstanding any cessation or suspension of purchases pursuant to Section 6.02(a), if GMAC or the Purchaser has obtained an order from the court having jurisdiction over an Involuntary Case approving the continuation of the sale of Receivables by GMAC to the Purchaser and/or approving the sale of Receivables originating in the Accounts in the Pool of Accounts since the date of the suspension of such sales on the same terms (including Section 6.03 hereof) as, or on terms that do not have a material adverse effect on Securityholders as compared to, the terms in effect prior to the commencement of such Involuntary Case, and further providing that the Purchaser and any of its transferees (including the Issuer) may rely on such order for the validity and nonavoidance of such transfer (the “Order”), the Purchaser may resume the purchase (and GMAC may resume the sale) of Receivables pursuant to the terms hereof; provided, however, that so long as such Involuntary Case shall continue, notwithstanding anything in this Agreement to the contrary, the purchase price of such Receivables (which shall not be less than reasonably equivalent value therefor or greater than the principal balance thereof) shall be paid by the Purchaser to GMAC in cash not later than the same Business Day of any such sale, and such Receivables shall be considered transferred to the Purchaser only to the extent that the purchase price therefor has been paid in cash on the same Business Day.

(c) Cessation of Purchases. If an Order is obtained but subsequently is reversed or rescinded or expires, the Purchaser shall immediately cease to purchase (and GMAC shall immediately cease to sell) Receivables hereunder. Notwithstanding anything contained in Section 6.02(b), if an Involuntary Case has not been dismissed by the first Business Day following the 60 day period beginning on the day on which notice of an Involuntary Case was received by either party, whether or not an Order was obtained, the Purchaser shall not thereafter purchase Receivables from GMAC hereunder and GMAC shall not thereafter designate Additional Accounts for transfer to the Purchaser or sell Receivables hereunder.

Section 6.03 Intercreditor Agreements.

(a) Common Collateral. In connection with loans or advances made or to be made by GMAC to a Dealer from time to time other than pursuant to an Account (collectively, “Other Indebtedness”), GMAC may have a security interest in property constituting Collateral Security (the “Common Collateral”).

(b) Agreements of GMAC with respect to Common Collateral. GMAC agrees that with respect to the Receivables of each Dealer:

(i) GMAC’s security interest in any Common Collateral that is Vehicle Collateral Security (and the proceeds thereof) in connection with any Other Indebtedness is subordinate to the security interest therein in connection with such Receivables and assigned to the Purchaser hereunder;

(ii) GMAC shall not apply the proceeds of any such Common Collateral that is Vehicle Collateral Security in connection with any Other Indebtedness in any manner that is materially adverse to the Purchaser or the Issuer and the Securityholders until all required payments in respect of such Receivable have been made; and

(iii) in realizing upon any such Common Collateral that is Vehicle Collateral Security in connection with any such Receivables, neither the Purchaser nor the Issuer (nor the Servicer on behalf of either) shall be obligated to protect or preserve the rights of GMAC in such Common Collateral.

(c) Agreements of the Purchaser with respect to Common Collateral. The Purchaser agrees that with respect to the Receivables of each Dealer:

(i) the Purchaser’s security interest in any Common Collateral that is not Vehicle Collateral Security (and the proceeds thereof) in connection with such Receivables assigned to the Purchaser hereunder is subordinate to the security interest therein in connection with any Other Indebtedness;

(ii) the Purchaser (or the Servicer on its behalf) shall not apply the proceeds of any such Common Collateral that is not Vehicle Collateral Security in connection with any such Receivables in any manner that is materially adverse to GMAC until all required payments in respect of such Other Indebtedness have been made; and

(iii) in realizing upon any such Common Collateral that is not Vehicle Collateral Security in connection with such Other Indebtedness, GMAC shall not be obligated to protect or preserve the rights of the Purchaser or the Issuer in such Collateral Security.

(d) Obligations of Issuer. The Trust Sale and Servicing Agreement shall provide that the Issuer is subject to this Section 6.03.

(e) Obligations of Assignees and Transferees. If, other than pursuant hereto, GMAC in any manner assigns or transfers any right or obligation with respect to any Other Indebtedness or any property constituting Common Collateral, GMAC shall make such assignment or transfer subject to the provisions of this Section 6.03 and shall require such assignee or transferee to acknowledge that it takes such assignment or transfer subject to the provisions of this Section 6.03 and to agree that it shall require the same acknowledgment from any subsequent assignee or transferee.

ARTICLE VII

MISCELLANEOUS PROVISIONS

Section 7.01 Amendment. This Agreement may be amended from time to time (subject to Section 10.1(g) of the Trust Sale and Servicing Agreement) by a written amendment duly executed and delivered by GMAC and the Purchaser.

Section 7.02 Protection of Right, Title and Interest in and to Receivables.

(a) GMAC or the Purchaser or both shall execute and file such financing statements and cause to be executed and filed such continuation statements or other statements, all in such manner and in such places as may be required by law fully to evidence, preserve, maintain and protect the interest of the Purchaser hereunder in the Eligible Receivables arising in the Accounts in the Pool of Accounts and the related Collateral Security and in the proceeds thereof (including, without limitation, UCC-1 financing statements on or prior to the Initial Closing Date). GMAC shall deliver (or cause to be delivered) to the Purchaser file-stamped copies of, or filing receipts for, any document filed as provided above, as soon as available following such filing.

(b) Within 60 days after GMAC makes any change in its name, identity or corporate structure that would make any financing statement or continuation statement filed in accordance with Section 7.02(a) seriously misleading within the meaning of the UCC, GMAC shall give the Purchaser notice of any such change.

(c) GMAC shall give the Purchaser at least 60 days prior written notice of any relocation of its principal executive office or change in its jurisdiction of organization if, as a result of such relocation or change, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement. GMAC shall at all times maintain its principal executive office and its jurisdiction of incorporation within the United States of America.

(d) In connection with the sale and transfer hereunder of the Receivables in the Accounts in the Pool of Accounts and the related Collateral Security from GMAC to the Purchaser, GMAC shall, at its own expense, on or prior to the Initial Closing Date, in the case of the Initial Accounts, and on or prior to the applicable Addition Date, in the case of Additional Accounts, (i) indicate in its computer files that the Eligible Receivables in the Accounts in the Pool of Accounts have been sold and transferred, and the Collateral Security assigned, to the

Purchaser pursuant to this Agreement and that such property has been sold and transferred to the Issuer pursuant to the Trust Sale and Servicing Agreement and (ii) deliver to the Purchaser a true and complete list of all such Accounts specifying for each such Account, as of the Initial Cut-Off Date, in the case of the Initial Accounts, and as of the applicable Additional Cut-Off Date, in the case of Additional Accounts, its account number and the outstanding principal balance of Eligible Receivables in such Account. Such list, as supplemented from time to time to reflect Additional Accounts, Randomly Selected Accounts and Removed Accounts (including Accounts removed as described in Section 2.05), shall be the Schedule of Accounts and is hereby incorporated into and made a part of this Agreement.

(e) The Servicer shall furnish to the Purchaser at any time upon request a list of all Accounts then included in the Pool of Accounts, together with a reconciliation of such list to the Schedule of Accounts as initially furnished pursuant to the Trust Sale and Servicing Agreement and to each notice furnished before such request indicating removal from or addition to the Accounts in the Pool of Accounts.

Section 7.03 Costs and Expenses. GMAC agrees to pay all reasonable out-of-pocket costs and expenses of the Purchaser, including fees and expenses of counsel, in connection with the perfection as against third parties of the Purchaser’s right, title and interest in, to and under the Receivables sold hereunder and the enforcement of any obligation of GMAC hereunder.

Section 7.04 GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF OR OF ANY OTHER JURISDICTION, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.05 Notices. All demands, notices and communications upon or to GMAC, the Purchaser, or any other Person identified in Section 10.3 of the Trust Sale and Servicing Agreement under this Agreement shall be delivered as specified in Appendix B to the Trust Sale and Servicing Agreement.

Section 7.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed enforceable to the fullest extent permitted, and if not so permitted, shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of any Securities or rights of any Interested Parties.

Section 7.07 Assignment. Notwithstanding anything to the contrary contained herein, this Agreement may not be assigned by GMAC without the prior written consent of the Purchaser and the Issuer. The Purchaser may assign all or a portion of its rights, remedies, powers and privileges under this Agreement to the Issuer pursuant to the Trust Sale and Servicing Agreement.

Section 7.08 Further Assurances. GMAC and the Purchaser agree to do and perform, from time to time, any and all acts and to execute any and all further instruments required or reasonably requested by the other party to more fully effect the purposes of this Agreement, including the execution of any financing statements or continuation statements relating to the Receivables for filing under the provisions of the Uniform Commercial Code of any applicable jurisdiction and to evidence the repurchase of any interest in any Receivable by GMAC or the Servicer.

Section 7.09 No Waiver; Cumulative Remedies. No failure or delay on the part of the Purchaser in exercising any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exhaustive of any rights, remedies, powers and privileges provided by law.

Section 7.10 Counterparts. This Agreement may be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

Section 7.11 Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto, the Interested Parties and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, no other Person shall have any right or obligation hereunder.

Section 7.12 Merger and Integration. Except as specifically stated otherwise herein, this Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and all prior understandings, written or oral, are superseded by this Agreement. This Agreement may not be modified, amended, waived, or supplemented except as provided herein.

Section 7.13 Confidential Information. The Purchaser agrees that it shall neither use nor disclose to any Person the names and addresses of Dealers, except in connection with the enforcement of the Purchaser’s rights hereunder, under the Trust Sale and Servicing Agreement, under the Receivables or as required by law.

Section 7.14 Headings. The headings herein are for purposes of reference only and shall not otherwise affect the meaning or interpretation of any provision hereof.

Section 7.15 Termination. This Agreement (except for Section 5.02) shall terminate immediately after the termination of the Trust Sale and Servicing Agreement; provided, that if at the time of the termination of the Trust Sale and Servicing Agreement, the Purchaser has not made all payments to GMAC required to be made under Section 6.01, this Agreement (except for Section 5.02) shall not terminate until immediately after all such payments have been made.

Section 7.16 No Petition Covenants. Notwithstanding any prior termination of this Agreement, GMAC shall not, prior to the date which is one year and one day after the final distribution with respect to the Securities to the Note Distribution Account, the Revolver Distribution Account or the Certificate Distribution Account, as applicable, acquiesce, petition or otherwise invoke or cause the Purchaser to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Purchaser under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Purchaser or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Purchaser.

Section 7.17 Jurisdiction. Any action or proceeding arising out of or relating to this Agreement shall be submitted to the exclusive jurisdiction of any United States Federal or New York State Court sitting in the Borough of Manhattan, New York, New York.

* * * *

IN WITNESS WHEREOF, the parties hereby have caused this Pooling and Servicing Agreement to be executed by their respective officers thereunto duly authorized as of the date and year first above written.

GENERAL MOTORS ACCEPTANCE CORPORATION Seller and Servicer

By:
	Name:	Karen A. Sabatowski
	Title:	Director-Securitization and Cash Management

WHOLESALE AUTO RECEIVABLES CORPORATION, Purchaser

By:
	Name:	S.N. Richard
	Title:	Manager-Securitization

APPENDIX A

Definitions and Rules of Construction

Part I

For ease of reference, capitalized terms defined herein have been consolidated with and are contained in Appendix A to the Trust Sale and Servicing Agreement of even date herewith among GMAC, Wholesale Auto Receivables Corporation and Superior Wholesale Inventory Financing Trust VIII.

Part II

For ease of reference, the rules of construction have been consolidated with and are contained in Part II of Appendix A to the Trust Sale and Servicing Agreement of even date herewith among GMAC, Wholesale Auto Receivables Corporation and Superior Wholesale Inventory Financing Trust VIII.

APPENDIX A

PART I - DEFINITIONS

All terms defined in this Appendix shall have the defined meanings when used in the Basic Documents, unless otherwise defined therein.

2003-A Certificates: The Floating Rate Asset Backed Certificates, Class 2003-A described in the Trust Agreement.

2003-A Term Notes: The Floating Rate Asset Backed Term Notes, Series 2003-A.

2003-RN1 Note: The Floating Rate Asset Backed Revolving Note, Series 2003-RN1.

2003-RN2 Note: The Floating Rate Asset Backed Revolving Note, Series 2003-RN2.

Account: An individual line of credit or related lines of credit represented by a Floor Plan Financing Agreement extended or maintained by GMAC to a United States corporation or other Person located in the United States engaged generally in the business of purchasing Vehicles from a manufacturer or distributor thereof and holding such Vehicles for sale or lease in the ordinary course of business.

Accountants’ Report: The report described in Section 4.2 of the Trust Sale and Servicing Agreement.

Accumulation Account: With respect to any series of Notes or class of Certificates, an Eligible Deposit Account established and maintained by the Servicer with the Indenture Trustee, in the name of the Indenture Trustee, on behalf of the holders of such series of Notes or class of Certificates, which shall constitute a Designated Account, and which shall have such additional terms and provisions as shall be set forth in the Officer’s Issuance Certificate with respect to such series of Notes or in the Certificate Issuance Order with respect to such class of Certificates.

Act: An Act as specified in Section 11.3(a) of the Indenture.

Actual/360 Day Count: (i) If applicable with respect to any series of Notes, the calculation method set forth as such in the relevant Officer’s Issuance Certificate, and (ii) if applicable with respect to any class of Certificates, the calculation method set forth as such in the Trust Agreement or the relevant Certificate Issuance Order, as the case may be.

Addition Date: The date as of which an Additional Account is added to the Pool of Accounts.

Addition Notice: The notice specified in Section 2.7(a) of the Trust Sale and Servicing Agreement.

Additional Account: An Account as described in Section 2.03(a) of the Pooling and Servicing Agreement to be included in the Pool of Accounts after the Initial Cut-Off Date.

Additional Cut-Off Date: The date specified in the GMAC Addition Notice described in Section 2.03(a) of the Pooling and Servicing Agreement.

Additional Trust Principal: With respect to any Monthly Distribution Date, the amount, if any, of Available Trust Interest and funds in the Reserve Fund applied to cover the Trust Defaulted Amount or to cover unreimbursed Trust Charge-Offs on such Monthly Distribution Date.

Administration Agreement: That certain Administration Agreement, dated as of the Initial Closing Date, among GMAC, as Administrator, the Issuer and the Indenture Trustee, as amended and supplemented from time to time.

Administrative Purchase Payment: means:

(i)	the payment described in Section 3.04(d) of the Pooling and Servicing Agreement and

(ii)	any payment by the Servicer pursuant to Section 9.3 of the Trust Sale and Servicing Agreement (which payment, in the case of this clause (ii), shall equal the greater of (A) the amount computed as specified in Section 3.04 of the Pooling and Servicing Agreement with respect to the Receivables and (B) the outstanding principal balance and accrued and unpaid interest on all Notes on the related Monthly Distribution Date).

Administrative Receivable: A Receivable described in Section 3.04(c) of the Pooling and Servicing Agreement.

Administrator: GMAC or any successor Administrator under the Administration Agreement.

Affiliate: With respect to any specified Person, any other Person controlling, controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agency Office: The office of the Issuer maintained pursuant to Section 3.2 of the Indenture.

Aggregate Certificateholders’ Interest: With respect to any Monthly Distribution Date, an amount equal to the sum of (a) the Certificateholders’ Interest for all classes of Certificates for such Monthly Distribution Date and (b) the Certificateholders’ Interest Carryover Shortfall for the preceding Monthly Distribution Date.

Aggregate Certificateholders’ Principal: With respect to any Monthly Distribution Date, the sum of the amounts required to be distributed (or set aside for distribution in an Accumulation Account, or in the Certificate Distribution Account or otherwise) as Certificate Balance on each class of Certificates on such Monthly Distribution Date pursuant to the Trust Agreement (including any Certificate Issuance Order) and the Trust Sale and Servicing Agreement.

Aggregate Noteholders’ Interest: With respect to any Monthly Distribution Date, the sum of the Noteholders’ Interest for all series of Term Notes.

Aggregate Noteholders’ Principal: With respect to any Monthly Distribution Date, the sum of the amounts required to be paid (or set aside for payment in an Accumulation Account, or in the Term Note Distribution Account or otherwise) as principal on each series of Term Notes on such Monthly Distribution Date pursuant to the Indenture and the Trust Sale and Servicing Agreement.

Aggregate Revolver Interest: With respect to any Monthly Distribution Date, the sum of (a) the Revolver Interest for all series of Revolving Notes for such Monthly Distribution Date and (b) the Revolver Interest Carryover Shortfall for the preceding Monthly Distribution Date.

Aggregate Revolver Principal: With respect to any Monthly Distribution Date, the sum of the amounts required to be paid (or set aside for payment in an Accumulation Account, or in the Revolver Distribution Account or otherwise) as principal on each series of Revolving Notes on such Monthly Distribution Date pursuant to the Indenture and the Trust Sale and Servicing Agreement.

Applicable Trustee: So long as the Outstanding Amount for any series of Term Notes or the Revolving Notes is greater than zero and the Indenture has not been discharged in accordance with its terms, the Indenture Trustee, and thereafter, the Owner Trustee.

Auction Vehicles: Under GMAC’s current practices and policies, Vehicles purchased at a closed auction conducted by General Motors or others.

Authentication Agent: With respect to a series of Notes, the authentication agent for such series of Notes acting on behalf of the Indenture Trustee designated as such by or pursuant to Section 2.1 of the Indenture.

Authorized Officer: With respect to the Issuer, any officer of the Owner Trustee who is authorized to act for the Owner Trustee in matters relating to the Issuer and who is identified on the list of Authorized Officers delivered by the Owner Trustee to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter) and, so long as the Administration Agreement is in effect, any Vice President or more senior officer of the Administrator who is authorized to act for the Administrator in matters relating to the Issuer and to be acted upon by the Administrator pursuant to the Administration Agreement and who is identified on the list of Authorized Officers delivered by the Administrator to the Indenture Trustee on the Initial Closing Date (as such list may be modified or supplemented from time to time thereafter). With respect to any other Person, any Vice President or more senior officer of such Person who is authorized to act for such Person with respect to such matters.

Available Receivable: A Receivable that is identified by GMAC as satisfying the criteria set forth in clauses (a) through (p) of the definition of Eligible Receivable.

Available Trust Interest: With respect to any Monthly Distribution Date, the sum of:

(1)	Trust Interest Collections,

(2)	Shared Investment Proceeds,

(3)	the net amounts, if any, paid to the Trust under any Specified Support Arrangements which have not been designated as specific to any series or class of Securities, and

(4)	if the Servicer exercises its option to purchase the assets of the Trust under Section 9.3 of the Trust Sale and Servicing Agreement, the amount described in such section as being treated as Available Trust Interest.

Available Trust Principal:

(i)	With respect to any day during a Collection Period, Trust Principal Collections for such day minus any amounts paid out of Trust Principal Collections on such day to the Servicer as reimbursement for outstanding Servicer Liquidity Advances, and

(ii)	On the Monthly Distribution Date related to such Collection Period, the sum of

(a)	Additional Trust Principal, if any, for such Monthly Distribution Date;

(b)	the Cash Collateral Amount on such Monthly Distribution Date; and

(c)	for each Monthly Distribution Date related to the Wind Down Period or an Early Amortization Period or the Payment Period for a series of Term Notes, if the amount on deposit in the Reserve Fund on such Monthly Distribution Date exceeds zero, the Supplemental Principal Allocation for such current Monthly Distribution Date.

Bankruptcy Code: Title 11 of the United States Code, as the same may be amended from time to time.

Basic Documents: The Certificate of Trust, the Trust Agreement (including all Certificate Issuance Orders), the Pooling and Servicing Agreement, the Trust Sale and Servicing Agreement, the Custodian Agreement, the Administration Agreement, the Indenture (including all Officer’s Issuance Certificates), any Depository Agreement, any paying agent agreement, the Specified Support Arrangements and the other documents and certificates delivered in connection therewith from time to time.

Benefit Plan: Any one of (a) an employee benefit plan (as defined in Section 3(3) of ERISA) that is subject to the provisions of Title I of ERISA, (b) a plan described in Section 4975(e)(1)(I) of the Code or (c) any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity.

Book-Entry Certificates: Certificates in which ownership and transfers shall be made through book entries by a Clearing Agency as described in Section 3.11 of the Trust Agreement.

Book-Entry Notes: Term Notes in which ownership and transfers shall be made through book entries by a Clearing Agency as described in Section 2.10 of the Indenture.

Business Day: Unless otherwise defined in an Officer’s Issuance Certificate (with respect to the series of Notes issued thereunder) or a Certificate Issuance Order (with respect to the class of Certificates issued thereunder), any day other than a Saturday, a Sunday or any other day on which banks in New York, New York or Detroit, Michigan, may, or are required to, be closed.

Cash Accumulation Account: With respect to any series of Term Notes or class of Certificates, an Eligible Deposit Account designated as such in the Officer’s Issuance Certificate or the Trust Agreement or Certificate Issuance Order applicable to such series of Term Notes or class of Certificates.

Cash Accumulation Account Earnings: With respect to any series of Term Notes or class of Certificates, the investment earnings on funds deposited in the Cash Accumulation Account with respect to such series of Term Notes or class of Certificates designated as such in the Officer’s Issuance Certificate or the Trust Agreement or Certificate Issuance Order applicable to such series of Term Notes or class of Certificates.

Cash Accumulation Event: With respect to any series of Term Notes or class of Certificates, any of the events designated as such in the Officer’s Issuance Certificate or the Trust Agreement or Certificate Issuance Order applicable to such series of Term Notes or class of Certificates.

Cash Accumulation Period: With respect to any series of Term Notes or class of Certificates, the period designated as such in the Officer’s Issuance Certificate or the Trust Agreement or Certificate Issuance Order applicable to such series of Term Notes or class of Certificates.

Cash Accumulation Reserve Fund: With respect to any series of Term Notes or class of Certificates, the fund designated as such in the Officer’s Issuance Certificate or the Trust Agreement or Certificate Issuance Order applicable to such series of Term Notes or class of Certificates.

Cash Accumulation Reserve Fund Deposit Amount: For any Monthly Distribution Date with respect to any series of Term Notes or class of Certificates, the excess, if any, of the Cash Accumulation Reserve Fund Required Amount over the amount on deposit in the Cash Accumulation Reserve Fund, in each case, for that series of Notes or class of Certificates.

Cash Accumulation Reserve Fund Initial Deposit: With respect to any series of Term Notes or class of Certificates, the amount designated as such in the Officer’s Issuance Certificate or the Trust Agreement or Certificate Issuance Order applicable to such series of Term Notes or class of Certificates.

Cash Accumulation Reserve Fund Release Amount: With respect to any series of Term Notes or class of Certificates, the amount designated as such in the Officer’s Issuance Certificate or the Trust Agreement or Certificate Issuance Order applicable to such series of Term Notes or class of Certificates.

Cash Accumulation Reserve Fund Required Amount: With respect to any series of Term Notes or class of Certificates, the amount designated as such in the Officer’s Issuance Certificate or the Trust Agreement or Certificate Issuance Order applicable to such series of Term Notes or class of Certificates.

Cash Collateral Amount: The amount of funds actually on deposit in the Collection Account on such date which have been set aside in order to maintain Trust Equilibrium.

Cede: CEDE & Co., as the nominee of DTC.

Certificate: Any one of the asset backed certificates executed by the Owner Trustee and authenticated by the Owner Trustee in substantially the form attached to the Certificate Issuance Order applicable to such class of certificates.

Certificate Allocation Percentage: Until the Fully Funded Date for each series of Notes has occurred, zero, and after the Fully Funded Date for each series of Notes, for any class of Certificates that requires Available Trust Principal to be retained or set aside during any period to fund swap payments, if any, or make distribution of Certificate Balance with respect to such class of Certificates (the “Referent Class”), the percentage equivalent to the following:

(1)	if such date does not relate to a Wind Down Period or an Early Amortization Period for the Trust:

Certificate Allocation Percentage for a Referent Class	=	(Aggregate Certificate Balance of Referent Class)
(Sum of Aggregate Certificate Balance for all Referent Classes)

where, for purposes of this equation only:

“Aggregate Certificate Balance of Referent Class” is the Certificate Balance of such Referent Class as of the close of business on the day preceding the first day of the Payment Period with respect to such class.

“Sum of Aggregate Certificate Balance for all Referent Classes” is the sum of the “Aggregate Certificate Balance of Referent Class” for all classes of Certificates which are on that date a Referent Class.

(2)	if such date relates to a Wind Down Period or an Early Amortization Period for the Trust:

Certificate Allocation Percentage for a Referent Class	=	(Aggregate Certificate Balance of Referent Class)
(Sum of Aggregate Certificate Balance for each Class of Certificates)

where, for purposes of this equation only:

“Aggregate Certificate Balance of Referent Class” is the Certificate Balance of the Referent Class then outstanding on the last day of the Revolving Period.

“Sum of Aggregate Certificate Balance for each Class of Certificates” is the sum of the “Aggregate Certificate Balance of Referent Class” for all classes of Certificates then outstanding on the last day of the Revolving Period, except for any class, the Certificate Balance of which has been fully paid or provided for (calculated for this purpose as though each outstanding class is a Referent Class on that date).

Certificate Balance: With respect to any Monthly Distribution Date, (i) with respect to the 2003-A Certificates (a) $132,000,000, plus (b) the initial certificate balance of the 2003-A Certificates issued after the Initial Closing Date, minus (c) all distributions in respect of Certificate Balance of the 2003-A Certificates actually made on or prior to such date, minus (d) unreimbursed Trust Charge-Offs on such Monthly Distribution Date (determined after giving effect to the application of Available Trust Interest and other amounts available to reimburse Trust Charge-Offs on such date) allocated to the 2003-A Certificates, up to the Certificate Balance of the 2003-A Certificates on such Monthly Distribution Date calculated without regard to this clause (d); and (ii) with respect to any other class of Certificates, the amount designated as such in the Certificate Issuance Order applicable to such class of Certificates. Any unreimbursed Trust Charge-Offs applied to reduce the Certificate Balance shall be applied against each class of Certificates on such Monthly Distribution Date, pro rata on the basis of the Certificate Balance of the Certificates of such class outstanding on the preceding Monthly Distribution Date (calculated without reduction for any unreimbursed Trust Charge-Offs).

Certificate Depository: With respect to any Book-Entry Certificates for which Definitive Certificates have not been issued, any depository selected from time to time by the Owner Trustee on behalf of the Trust in whose name the relevant Certificates are registered.

Certificate Depository Agreement: With respect to any class of Certificates originally issued as Book-Entry Certificates, the agreement, dated as of the Closing Date for such class, among the Issuer, the Owner Trustee and the Clearing Agency relating to such Certificates, as the same may be amended and supplemented from time to time.

Certificate Distribution Account: The account designated as such, established and maintained pursuant to Section 5.1(a) of the Trust Agreement.

Certificate Issuance Order: An order establishing the terms of any Certificates to be issued pursuant to Section 3.3 of the Trust Agreement.

Certificate of Trust: The certificate of trust of the Issuer substantially in the form of Exhibit B to the Trust Agreement to be filed for the Trust pursuant to Section 3810(a) of the Statutory Trust Statute.

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an indirect participant, in each case in accordance with the rules of such Clearing Agency).

Certificate Rate: With respect to any Monthly Distribution Date, the interest rate designated as such pursuant to the Trust Agreement and in the related Certificate Issuance Order.

Certificate Register: The register of Certificates specified in Section 3.4(a) of the Trust Agreement.

Certificate Registrar: The registrar at any time of the Certificate Register, appointed pursuant to Section 3.4(a) of the Trust Agreement.

Certificated Security: As of any date, has the meaning given to such term under the applicable UCC in effect on such date.

Certificateholder: A Person in whose name a Certificate is registered on the Certificate Register.

Certificateholders’ Interest: With respect to any Monthly Distribution Date, for any class of Certificates, the product of (a) the Certificate Balance (without reduction for unreimbursed Trust Charge-Offs) for such class on the prior Monthly Distribution Date (or, in the case of the initial Monthly Distribution Date following the issuance of such class of Certificates, on the related Closing Date) plus the initial Certificate Balance (without reduction for unreimbursed Trust Charge-Offs) of any Certificates of such class issued since such prior Monthly Distribution Date, (b) the Certificate Rate for such Monthly Distribution Date and (c) a fraction, the numerator of which is the number of days elapsed from and including the prior Monthly Distribution Date (or in the case of the initial Monthly Distribution Date, from and including the Initial Closing Date), to but excluding that Monthly Distribution Date and the denominator of which is 360.

Certificateholders’ Interest Carryover Shortfall: With respect to any Monthly Distribution Date, the excess of (a) the Aggregate Certificateholders’ Interest for such Monthly Distribution Date over (b) the amount that was actually deposited in the Certificate Distribution Account on such Monthly Distribution Date in respect of Aggregate Certificateholders’ Interest.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. The Clearing Agency for the 2003-A Term Notes and the Class 2003-A Certificates shall be DTC. Unless otherwise specified in an Officer’s Issuance Certificate (with respect to the series of Notes issued thereunder) or a Certificate Issuance Order (with respect to the class of Certificates issued thereunder), the Clearing Agency for any other Security shall be DTC.

Clearing Agency Participant: A securities broker, dealer, bank, trust company, clearing corporation or other financial institution or other Person for whom from time to time a Clearing Agency effects book entry transfers and pledges of securities deposited with the Clearing Agency.

Closing Date: Each of the Initial Closing Date and any subsequent date on which Term Notes, Certificates or Revolving Notes are issued or the Specified Maximum Revolver Balance is increased or decreased pursuant to Section 4.9 of the Trust Sale and Servicing Agreement.

Code: The Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

Collateral: The collateral specified in the granting clause of the Indenture.

Collateral Security: With respect to an Account included in the Pool of Accounts and the Receivables arising in such Account, all collateral security granted to secure the obligations of the related Dealer in connection therewith and any proceeds therefrom, including all Vehicle Collateral Security, and, to the extent applicable, other motor vehicles, parts inventory, equipment, fixtures, service accounts, realty and guarantees.

Collection Account: The account designated as such, established and maintained pursuant to Section 6.1(a)(i) of the Trust Sale and Servicing Agreement.

Collection Period: With respect to any Monthly Distribution Date, the calendar month preceding the month in which such Monthly Distribution Date occurs; provided, however, that for the initial Monthly Distribution Date, the related Collection Period shall include such preceding calendar month and that portion of the second preceding calendar month occurring on and after the Initial Cut-Off Date.

Collections: Interest Collections and Principal Collections.

Common Collateral: The property constituting Collateral Security described as such in Section 6.03(a) of the Pooling and Servicing Agreement.

Control: (x) The Indenture Trustee shall have obtained “Control” over a Security Entitlement if:

(i)	(a)	the Indenture Trustee is the Securities Intermediary for the Designated Account in which such Security Entitlement is held, or

	(b)	the Indenture Trustee

(1) is identified in the records of the Securities Intermediary as the person having such a Security Entitlement against the Securities Intermediary, or

(2) has obtained the agreement, in writing, of the Securities Intermediary for such Security Entitlement that it will comply with orders of the Indenture Trustee regarding the sale or redemption of the Security Entitlement without further consent of any other person, and

(ii)	the Securities Intermediary for such Security Entitlement

	(a)	is the registered owner of the related Financial Asset,

	(b)	is the holder of the Security Certificate for the related Financial Asset, or

	(c)	holds its interest in the related Financial Asset directly through a clearing corporation (as defined in Revised Article 8); and

(y) the Indenture Trustee shall have obtained “Control” over a Federal Book-Entry Security if:

(i)	(a)	the Indenture Trustee is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such Federal Book-Entry Security; and

	(b)	such Federal Reserve Bank has indicated by book entry that such Federal Book-Entry Security has been credited to the Indenture Trustee’s securities account in such book entry system; or

(ii)	(a)	the Indenture Trustee

(1) is identified in the records of a Securities Intermediary as the Person having a Security Entitlement in respect of such Federal Book-Entry Security against such Securities Intermediary; or

(2) has obtained the agreement, in writing, of the Securities Intermediary for such Security Entitlement that it will comply with orders of the Trustee regarding the sale or redemption of the Security Entitlement without further consent of any other Person; and

(b)	the Securities Intermediary for such Security Entitlement is a participant in the book entry system maintained by the Federal Reserve Bank that is acting as fiscal agent for the issuer of such Federal Book-Entry Security; and

(c)	such Federal Reserve Bank has indicated by book entry that such Federal Book-Entry Security has been credited to the Securities Intermediary’s securities account in such book entry system.

Controlled Deposit Amount: With respect to any series or class of Securities, on any date, the amount provided by the terms of such Securities; provided, however, that the Controlled Deposit Amount for any series of Term Notes shall not exceed the then Outstanding Amount of such Notes.

Corporate Trust Office: With respect to the Indenture Trustee or the Owner Trustee, the principal office at which at any particular time the corporate trust business of the Indenture Trustee or Owner Trustee, respectively, shall be administered, which offices at the Initial Closing Date are located:

in the case of the Indenture Trustee, at:

The Bank of New York

101 Barclay Street, 12 East

New York, New York 10286

Attention: Corporate Trust Trustee Administration

and in the case of the Owner Trustee, at:

Chase Manhattan Bank USA, National Association

c/o JPMorgan Chase Bank

500 Stanton Christiana Road, 3rd Floor/OPS4

Newark, DE 19713

Attention: Institutional Trust Services

provided that, when the definition of “Corporate Trust Office” is used in connection with providing notice to the Owner Trustee, a copy of such notice shall also be sent to:

JPMorgan Chase Bank

4 New York Plaza, 15th Floor

New York, New York 10004

Attention: Institutional Trust Services

Custodian: GMAC, as Servicer, or another custodian named from time to time pursuant to the Custodian Agreement.

Custodian Agreement: The Custodian Agreement, dated as of the Initial Closing Date, between the Custodian, GMAC and WARCO, as amended and supplemented from time to time.

Daily Remittance Period: The periods designated as such in the Officer’s Issuance Certificate of any series of Notes or in the Certificate Issuance Order of any class of Certificates.

Daily Trust Balance: For any date, the aggregate principal balance of all Receivables held by the Trust on such date (which shall not include the Retained Property).

Daily Trust Invested Amount: For any date during a Collection Period, an amount equal to (without duplication)

(a)	the aggregate Outstanding Amount of the Term Notes on such date (less any Trust Charge-Offs that are allocable to but have not been applied to those Term Notes) plus

(b)	the outstanding Certificate Balance on such date plus

(c)	the Net Revolver Balance for such date (less any Trust Charge-Offs that are allocable to but have not been applied to those Revolving Notes) minus

(d)	the Cash Collateral Amount for such date minus

(e)	any amounts held on such date in a related Distribution Account, Cash Accumulation Account or other account for payment of principal on the Notes or distribution of Certificate Balance on the Certificates.

Dealer: Any corporation, entity or other Person the Receivables of which are included in the Trust.

Dealer Overconcentration Percentage: 1.0% or such higher percentage as the Seller shall select upon satisfaction of the Rating Agency Condition.

Dealer Overconcentration Receivables: With respect to any date, with respect to any Dealer or group of affiliated Dealers (as determined in accordance with the Servicer’s standard procedures for identifying and tracking accounts of affiliated Dealers), the outstanding Available Receivables with respect to such Dealer or group of affiliated Dealers to the extent, if any, of the excess of

(a)	the aggregate principal balance of all such Available Receivables on such date over

(b)	the Dealer Overconcentration Percentage of the sum of

(i)	the Specified Maximum Revolver Balance and

(ii)	the aggregate Outstanding Amount for all Term Notes in each case, as of such date or, if applicable, as of the commencement of any then occurring Early Amortization Period, Wind Down Period or Payment Period.

If, on any date, there exist Dealer Overconcentration Receivables with respect to a Dealer or group of affiliated Dealers, those Receivables constituting Eligible Receivables shall be those Available Receivables that were originated on the earliest dates, with the more recently originated Receivables being Dealer Overconcentration Receivables. If not all Available Receivables originated on any date are Eligible Receivables, a Receivable related to a Vehicle with a lower vehicle identification number shall constitute an Eligible Receivable before a Receivable related to a Vehicle with a higher vehicle identification number. All Available Receivables that are not Eligible Receivables pursuant to the foregoing shall be Dealer Overconcentration Receivables. If an Available Receivable that is a Dealer Overconcentration Receivable on the date such Receivable is created subsequently ceases to be a Dealer Overconcentration Receivable such that such Receivable becomes an Eligible Receivable pursuant to the foregoing, such Eligible Receivable shall be deemed created on the date it so becomes an Eligible Receivable.

Default: Any occurrence that is, or with notice or the lapse of time or both would become, an Event of Default.

Defaulted Receivables: For any Monthly Distribution Date, all Receivables held by the Trust that were charged-off as uncollectible during the related Collection Period, other than any such Receivables that are subject to repurchase by the Seller or GMAC or purchase by the Servicer on such Monthly Distribution Date (unless certain events of bankruptcy, insolvency or receivership have occurred with respect to the Seller, GMAC or the Servicer, as the case may be, in which event Defaulted Receivables shall include the principal amount of such otherwise excluded Receivables).

Deficiency Amount: The amounts determined to be Deficiency Amounts in Section 4.5(c)(ii) of the Trust Sale and Servicing Agreement.

Definitive Certificates: The Certificates issued pursuant to the Trust Agreement in definitive form either upon original issuance or upon termination of book-entry registration with respect to such Certificates pursuant to Section 3.13 of the Trust Agreement.

Definitive Notes: The Notes issued pursuant to the Indenture in definitive form.

Definitive Term Notes: The Term Notes issued pursuant to the Indenture in definitive form either upon original issuance or upon termination of book-entry registration with respect to such Term Notes pursuant to Section 2.12 of the Indenture.

Delivery: When used with respect to Designated Account Property, “Delivery” means:

(i)	(a)	with respect to Physical Property or any Certificated Security, transfer thereof to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank; and

	(b)	with respect to a Security Certificate or any other Designated Account Property that constitutes Physical Property and that is not a Security Entitlement transfer of such Security Certificate or other Designated Account Property to the Indenture Trustee or its nominee or custodian by physical delivery to the Indenture Trustee or its nominee or custodian endorsed to, or registered in the name of, the Indenture Trustee or its nominee or custodian or endorsed in blank; and

(ii)	with respect to any Uncertificated Security that is not a Federal Book-Entry Security:

	(a)	if the issuer of such Uncertificated Security is organized under the laws of a jurisdiction that has not adopted Revised Article 8, registration on the books and records of the issuer thereof in the name of the financial intermediary, the sending of a confirmation by the financial intermediary of the transfer to the Indenture Trustee or its nominee or custodian of such Uncertificated Security and the making by such financial intermediary of entries on its books and records identifying such Uncertificated Securities as belonging to the Indenture Trustee or its nominee or custodian; and

	(b)	if the issuer of such Uncertificated Security is organized under the laws of a jurisdiction that has adopted Revised Article 8, (x) the issuer registers the Indenture Trustee as the registered owner or (y) the Indenture Trustee otherwise satisfies the requirements for obtaining “control” under Section 8-106(c) of Revised Article 8.

Depository Agreement: The Note Depository Agreement, the Certificate Depository Agreement and any similar agreement executed in connection with the issuance of any series of Securities originally issued as Book-Entry Notes or Book-Entry Certificates.

Designated Account Property: The Designated Accounts, all amounts and investments held from time to time in any Designated Account (whether in the form of deposit accounts, Physical Property, book-entry securities, uncertificated securities or otherwise), including the Reserve Fund Initial Deposit, and all proceeds of the foregoing.

Designated Accounts: The Collection Account, the Term Note Distribution Account, the Revolver Distribution Account, the Accumulation Accounts, the Reserve Fund, all Cash Accumulation Reserve Funds and any other account so designated in an Officer’s Issuance Certificate or Certificate Issuance Order, collectively.

Determination Date: The tenth day of each calendar month, or if such tenth day is not a Business Day, the next succeeding Business Day.

Distribution Accounts: The Term Note Distribution Account, Certificate Distribution Account and Revolver Distribution Account.

DPP: Delayed Payment Privilege, a program of GMAC under which GMAC may agree with a dealer not to require payment of principal promptly upon the sale or lease of the vehicle to a customer.

DTC: The Depository Trust Company, a limited-purpose trust company certified under the New York Banking Law.

Early Amortization Event: An event described as such in Section 9.1 of the Trust Sale and Servicing Agreement or any amendment or supplement.

Early Amortization Period: The period commencing on the day on which an Early Amortization Event is deemed to have occurred, and ending on the first to occur of (a) the payment in full of all outstanding Securities, (b) the recommencement of the Revolving Period as described in Sections 9.1(j) and 9.5 of the Trust Sale and Servicing Agreement and (c) the Trust Termination Date. A Monthly Distribution Date is related to an Early Amortization Period if the last day of the related Collection Period occurred during an Early Amortization Period.

Eligible Account: An Account which, as of the date of determination thereof:

(a)	is in favor of a Person that is not subject to voluntary or involuntary liquidation, that is not classified in “programmed” or “no credit” status and in which General Motors or an Affiliate does not have a more than 20% equity interest,

(b)	has been established by GMAC or General Motors,

(c)	is maintained and serviced by GMAC,

(d)	is not a Fleet Account or a Marine Account,

(e)	with respect to which, during the preceding 12 months, GMAC has not charged off, without recovery, any amount in excess of $25,000 and

(f)	is not an Account on which the related obligor has materially breached its obligation to pay the related Receivable upon sale of the Vehicle related thereto (a material breach, for these purposes, includes, without limitation, any failure to pay such Receivable which GMAC knows to be attributable in whole or in part to such obligor’s unwillingness or financial inability to pay).

Eligible Deposit Account: Either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account so long as any of the securities of such depository institution has a credit rating from each Rating Agency then rating such securities in one of its generic rating categories which signifies investment grade.

Eligible Institution: Either

(a)	the corporate trust department of the Indenture Trustee or the Owner Trustee, as applicable, or

(b)	a depository institution organized under the laws of the United States of America or any one of the States thereof (or any domestic branch of a foreign bank),

(i)	which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and

(ii)	whose deposits are insured by the FDIC or any successor thereto.

Eligible Investments: Book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form which (at the time made) evidence:

(a)	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America;

(b)	demand deposits, time deposits or certificates of deposit of any depository institution or trust company incorporated under the laws of the United States of America or any State thereof (or any domestic branch of a foreign bank) and subject to supervision and examination by Federal or State banking or depository institution authorities; provided, however, that at the time of the investment or contractual commitment to invest therein, the commercial paper or other short-term unsecured debt obligations (other than such obligations the rating of which is based on the credit of a Person other than such depository institution or trust company) thereof shall have a credit rating from each of the Rating Agencies then rating such obligations in the highest investment category granted thereby;

(c)	commercial paper having, at the time of the investment or contractual commitment to invest therein, a rating from each of the Rating Agencies then rating such commercial paper in the highest investment category granted thereby;

(d)	investments in money market or common trust funds having a rating from each of the Rating Agencies then rating such funds in the highest investment category granted thereby for money market funds (including funds for which the Indenture Trustee or the Owner Trustee or any of their respective affiliates is investment manager or advisor, so long as such fund shall have such rating, provided, however, that no funds in the 2003-A Term Note Cash Accumulation Account or the 2003-A Term Note Distribution Subaccount shall be invested in Eligible Investments described in this clause (d));

(e)	bankers’ acceptances issued by any depository institution or trust company referred to in clause (b) above;

(f)	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a Person with the Required Deposit Rating or otherwise approved by the Rating Agencies; and

(g)	any other investment permitted by each of the Rating Agencies;

in each case, other than as permitted by the Rating Agencies, maturing

(i)	not later than the Business Day immediately preceding the next Monthly Distribution Date or

(ii)	on such next Monthly Distribution Date if either

(A)	such investment is in the institution with which the Term Note Distribution Account, the Certificate Distribution Account or the Accumulation Accounts, as the case may be, is then maintained or

(B)

the Indenture Trustee (so long as the short-term unsecured debt obligations of the Indenture Trustee are rated at least P-1 by Moody’s and A-1 by Standard & Poor’s on the date such investment is made) shall advance funds on such Monthly Distribution Date to the Term Note Distribution Account, the Certificate Distribution Account or the Accumulation Accounts, as the case may be, in the amount payable on such investment on such Monthly Distribution Date pending receipt thereof to the extent necessary to make distributions on the Notes or the Certificates, as the case may be, on such Monthly Distribution

Date. For purposes of the foregoing, unless the Indenture Trustee objects at the time an investment is made, the Indenture Trustee shall be deemed to have agreed to make such advance with respect to such investment.

As used in this definition, a rating is in the “highest investment category” of a rating category which has relative gradations within that category only if it has the highest rating within that category (so that, for example, commercial paper with a rating of A-1 is not considered to be in the “highest investment category,” but a rating of A-1+ is within the “highest investment category”).

Eligible Receivable: With respect to any date, a Receivable:

(a)	which was originated by GMAC in the ordinary course of business or which was originated by General Motors in the ordinary course of business and acquired by GMAC;

(b)	which arose under an Account that was an Eligible Account (and not a Selected Account) at the time of the transfer of such Receivable from GMAC to the Seller;

(c)	which is payable in United States dollars;

(d)	to which GMAC had good and marketable title immediately prior to the transfer thereof by GMAC to the Seller and which has been the subject of a valid transfer and assignment from GMAC to the Seller of all of GMAC’s right, title and interest therein and the related Vehicle Collateral Security (including any proceeds thereof);

(e)	which is advanced against a Vehicle;

(f)	which at the time of transfer thereof by GMAC to the Seller is secured by a first priority perfected security interest in the Vehicle related thereto;

(g)	with respect to which all consents, licenses and approvals of any Governmental Authority in connection with the transfer thereof to the Seller and to the Trust have been obtained and are in full force and effect;

(h)	which was created in compliance in all material respects with all Requirements of Law applicable thereto;

(i)	as to which, at all times following the transfer of such Receivable to the Trust, the Trust has either a first priority perfected security interest or good and marketable title thereto, free and clear of all Liens (other than Liens permitted pursuant to the Trust Sale and Servicing Agreement);

(j)	which has been the subject of a valid transfer and assignment from the Seller to the Trust of all the Seller’s right, title and interest therein and the related Vehicle Collateral Security (including any proceeds thereof);

(k)	which is the legal, valid, binding and assignable payment obligation of the Dealer relating thereto, enforceable against such Dealer in accordance with its terms, except as such enforceability may be limited by the Insolvency Laws;

(l)	which at the time of transfer thereof by GMAC to the Seller is not subject to any valid right of rescission, setoff or any other defense (including defenses arising out of violations of usury laws) of the related Dealer;

(m)	as to which, at the time of transfer thereof to the Trust, GMAC and the Seller have satisfied in all material respects all their respective obligations with respect to such Receivable required to be satisfied at such time;

(n)	as to which, at the time of transfer thereof to the Trust, neither GMAC nor the Seller has taken or failed to take any action that would impair the rights of the Trust or the Securityholders therein;

(o)	which constitutes “chattel paper”, an “account”, a “general intangible” or a “payment intangible” as defined in Article 9 of the UCC as then in effect in the State of Michigan;

(p)	with respect to which the related Dealer has not postponed principal payment pursuant to DPP (or any similar arrangement) or any other instalment payment program;

(q)	which, at the time of transfer thereof to the Trust, does not constitute a Dealer Overconcentration Receivable;

(r)	which, at the time of transfer thereof to the Trust, does not constitute a Used Vehicle Overconcentration Receivable; and

(s)	which, at the time of transfer thereof to the Trust, does not constitute an Excess Available Receivable.

Notwithstanding the foregoing, any other Receivable identified by GMAC as an Eligible Receivable shall also be deemed an Eligible Receivable unless and until such Receivable is thereafter determined not to satisfy the eligibility criteria set forth above and reassigned by the Trust to GMAC or the Seller pursuant to the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement (it being understood that any such subsequent determinations shall not affect any prior transfers of such Receivable and such Receivable shall be reassigned to GMAC and the Seller only as specifically provided in the Trust Sale and Servicing Agreement and the Pooling and Servicing Agreement). An Eligible Receivable shall be deemed created or originated on the date it is identified by GMAC as an Eligible Receivable. With respect to any Dealer, Eligible Receivables shall be determined net of any funds held by GMAC for such

Dealer for cash management, liquidity and working capital purposes. Within any such Account, Eligible Receivables shall be those Available Receivables originated on the earliest dates. If not all Available Receivables originated on any date are Eligible Receivables, a Receivable relating to a Vehicle with a lower vehicle identification number shall constitute an Eligible Receivable before a Receivable relating to a Vehicle with a higher vehicle identification number. If there is a reduction on any date of the amount so held for such Dealer, a Receivable or Receivables shall be deemed created on such date to the extent of such reduction and such Receivable(s) shall be Eligible Receivable(s) if the eligibility criteria set forth above are satisfied and based on such date of origination and the vehicle identification number of the related Vehicle as described above.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

Event of Default: An event described in Section 5.1 of the Indenture.

Excess Available Receivables: For any date, Available Receivables to the extent, if any, of the excess of:

(a)	the aggregate principal balance of Available Receivables less the aggregate principal balance of (1) Dealer Overconcentration Receivables and (2) Used Vehicle Overconcentration Receivables over

(b)	the Maximum Pool Balance.

If, on any date, there exist Excess Available Receivables, a pro rata portion of the Receivables in each Account in the Pool of Accounts shall constitute Excess Available Receivables (based on the aggregate principal balance of the Receivables in each such Account). Within each such Account, Eligible Receivables shall be those Available Receivables that were originated on the earliest dates, with the more recently originated Receivables being Excess Available Receivables. If not all Available Receivables originated on any date within an Account are Eligible Receivables, a Receivable related to a Vehicle with a lower vehicle identification number shall constitute an Eligible Receivable before a Receivable related to a Vehicle with a higher vehicle identification number. All Available Receivables that are not Eligible Receivables pursuant to the foregoing shall be Excess Available Receivables. If an Available Receivable that is an Excess Available Receivable on the date such Receivable is originated or created subsequently ceases to be an Excess Available Receivable such that such Receivable becomes an Eligible Receivable pursuant to the foregoing, such Eligible Receivable shall be deemed originated or created on the date it so becomes an Eligible Receivable.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Executive Officer: With respect to any corporation, the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, President, Executive Vice President, any Vice President, the Secretary or the Treasurer of such corporation; and with respect to any partnership, any general partner thereof.

Exempt Deposit Date: With respect to any Notes, a Monthly Distribution Date which is not a Payment Date for such Notes.

FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

Federal Book-Entry Security: An obligation issued by the U.S. Treasury, the Federal Home Loan Mortgage Corporation or the Federal National Mortgage Association, or any other direct obligation of, or obligation fully guaranteed as to timely payment of principal and interest by, the United States of America, that is a book-entry security held through the Federal Reserve System pursuant to Federal Book-entry regulations.

Final Revolving Period Termination Date: November 30, 2008.

Financial Asset: Has the meaning given such term in Article 8 of the New York UCC. As used herein, the Financial Asset “related to” a Security Entitlement is the Financial Asset in which the entitlement holder (as defined in Article 8 of the New York UCC) holding such Security Entitlement has the rights and property interest specified in Article 8 of the New York UCC.

Fitch: Fitch, Inc.

Fleet Accounts: Credit lines or accounts pursuant to which advances may be made to finance Vehicles intended for sale to fleet customers, generally in lots of more than 10.

Floor Plan Financing Agreement: Collectively, the Wholesale Security Agreement, and the related agreements between GMAC and a Dealer or the Wholesale Installment Sales Finance Agreement and related agreements between General Motors and a Dealer, or, in each case, any successor agreements, pursuant to which GMAC or General Motors, as the case may be, agrees to extend credit to such Dealer to purchase or finance Vehicles and other vehicles and related items, and pursuant to which such Dealer grants to GMAC or to General Motors, as the case may be, a security interest in the specific Vehicles financed by GMAC or by General Motors, certain other vehicles, certain other collateral and the proceeds thereof.

Floor Plan Financing Guidelines: The Servicer’s written policies and procedures, as such policies and procedures may be amended from time to time, relating to (a) the operation of its floor plan financing business, including the policies and procedures for determining the interest rates charged to Dealers and other terms and conditions relating to the Servicer’s wholesale financing accounts, the creditworthiness of Dealers and the extension of credit to Dealers, and (b) the maintenance of accounts and collection of receivables.

Fully Funded Date: With respect to (a) any series of Notes, the date designated as such in the Officer’s Issuance Certificate applicable to such series of Notes and (b) any class of Certificates, the date designated as such in the Certificate Issuance Order applicable to such class of Certificates.

General Motors: General Motors Corporation, a Delaware corporation.

GMAC: General Motors Acceptance Corporation, a Delaware corporation, and a wholly-owned subsidiary of General Motors.

GMAC Addition Notice: The notice described in Section 2.03(a) of the Pooling and Servicing Agreement.

GMAC Removal Notice: The notice described in Section 2.04 of the Pooling and Servicing Agreement.

Governmental Authority: The United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

Holder: The Person in whose name a Note or Certificate, as the case may be, is registered on the Note Register or the Certificate Register, as applicable.

Indenture: The Indenture, dated as of the Initial Closing Date, between the Issuer and the Indenture Trustee, as amended and supplemented from time to time, including all Officer’s Issuance Certificates.

Indenture Trustee: The Bank of New York, a New York banking corporation, not in its individual capacity but solely as trustee under the Indenture, or any successor trustee under the Indenture.

Independent: When used with respect to any specified Person, that the Person (a) is in fact independent of the Issuer, any other obligor upon the Notes, the Seller and any Affiliate of any of the foregoing Persons, (b) does not have any direct financial interest or any material indirect financial interest in the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons and (c) is not connected with the Issuer, any such other obligor, the Seller or any Affiliate of any of the foregoing Persons as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

Independent Certificate: A certificate or opinion to be delivered to the Indenture Trustee under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, made by an Independent appraiser or other expert appointed by an Issuer Order and approved by the Indenture Trustee in the exercise of reasonable care, and such opinion or certificate shall state that the signer has read the definition of “Independent” and that the signer is Independent within the meaning thereof.

Indirect Participant: A securities broker, dealer, bank, trust company or other Person that clears through or maintains a custodial relationship with a Clearing Agency Participant, either directly or indirectly.

Ineligible Account: An Account that does not satisfy the criteria to be an Eligible Account.

Initial Account: An Account identified on the Schedule of Accounts as in the Pool of Accounts as of the Initial Cut-Off Date.

Initial Closing Date: October 7, 2003.

Initial Cut-Off Date: October 3, 2003.

Initial Monthly Distribution Date: November 17, 2003.

Initial Securities: The 2003-A Term Notes, the 2003-RN1 Revolving Note, the 2003-RN2 Revolving Note and the 2003-A Certificates.

Insolvency Event: With respect to a specified Person, (a) the entry of a decree or order by a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, trustee or liquidator for such Person, in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of such Person’s affairs, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days, (b) the consent by such Person to the appointment of a conservator, receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to such Person or of or relating to substantially all of such Person’s property or (c) such Person shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations.

Insolvency Laws: The Bankruptcy Code and any other applicable federal or State bankruptcy, insolvency or other similar law.

Insolvency Proceeds: The proceeds described in Section 9.2(a) of the Trust Sale and Servicing Agreement.

Intercompany Advance Agreement: The Intercompany Advance Agreement dated as of January 25, 1994 between WARCO and GMAC, as amended and supplemented from time to time.

Interest Collections: For any Collection Period, collections received during such Collection Period on the Receivables existing under the Accounts in the Pool of Accounts that the Servicer attributes to interest and other non-principal charges pursuant to the Floor Plan Financing Guidelines, including Administrative Purchase Payments and Warranty Payments in excess of the principal portion thereof.

Interest Rate: With respect to any series of Notes the rate or rates designated as such in the Officer’s Issuance Certificate applicable to such series of Notes.

Interested Party: GMAC, the Seller, the Issuer and each other party identified or described in the Pooling and Servicing Agreement or in the Trust Sale and Servicing Agreement as having an interest in Receivables as owner, trustee, secured party or holder of the Securities.

Investment Company Act: The Investment Company Act of 1940, as amended.

Investment Proceeds: With respect to any Monthly Distribution Date, investment earnings on funds deposited in the Designated Accounts and the Certificate Distribution Account net of losses and investment expenses during the related Collection Period.

Involuntary Case: Any Proceeding provided for any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to any Person or relating to all or substantially all of its property.

Issuer: The party named as such in the Pooling and Servicing Agreement, the Trust Sale and Servicing Agreement and the Indenture until a successor replaces it and, thereafter, the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the Notes.

Issuer Order and Issuer Request: A written order or request signed in the name of the Issuer by any one of its Authorized Officers and delivered to the Indenture Trustee.

LIBOR Business Day: Any day on which commercial banks in London are open for business (including dealings in foreign exchange and foreign currency deposits).

Lien: Any security interest, lien, charge, pledge, equity or encumbrance of any kind, other than tax liens, mechanics’ liens and any liens that attach by operation of law.

Marine Accounts: Credit lines or accounts pursuant to which advances are made to finance new and used boats and related items.

Maximum Pool Balance: The sum of

(a)	the Maximum Revolver Balance,

(b)	the aggregate outstanding principal balance of all Term Notes (after giving effect to any amounts on deposit in the Term Note Distribution Accounts and any Accumulation Accounts for payments of principal of the Term Notes), and

(c)	the aggregate outstanding Certificate Balance of all Certificates (after giving effect to any amounts on deposit in the Certificate Distribution Account and any Accumulation Account for distributions with respect to Certificate Balance).

Maximum Revolver Balance: At any time, the Specified Maximum Revolver Balance, as such amount may be increased or decreased from time to time in accordance with the Trust Sale and Servicing Agreement; provided, however, that at any time additional borrowings may not be made under a Revolving Note (including, if applicable, during the Wind Down Period or an Early Amortization Period), the Maximum Revolver Balance shall include the Specified Maximum Revolver Balance attributable to such Note only to the extent of the Net Revolver Balance with respect to such Note. For purposes of the foregoing, if and so long as the holder of any Revolving Notes has determined not to make any further advances thereunder but additional borrowings are otherwise then permitted thereunder, the proviso to the previous sentence shall be applicable in determining Excess Available Receivables but shall otherwise be inapplicable.

Monthly Available Amount: With respect to a Monthly Distribution Date, the aggregate of the amounts designated as such for each series of Notes separately in the Officer’s Issuance Certificate applicable to each such series of Notes.

Monthly Carrying Costs: With respect to a Monthly Distribution Date, the aggregate of the costs designated as such for each series of Notes separately in the Officer’s Issuance Certificate applicable to each such series of Notes.

Monthly Distribution Date: The fifteenth day of each calendar month or, if such fifteenth day is not a Business Day, the next succeeding Business Day, commencing November 17, 2003. A Monthly Distribution Date is related to the Collection Period prior to the Collection Period in which such Monthly Distribution Date occurs.

Monthly Payment Rate: For any Collection Period, the percentage obtained by dividing Principal Collections for such Collection Period by the average daily aggregate principal balance of all Receivables (including Receivables included in the Retained Property) included in the Accounts in the Pool of Accounts during such Collection Period.

Monthly Remittance Condition: Any of the conditions specified in Section 6.2(b) of the Trust Sale and Servicing Agreement.

Monthly Servicing Fee: The fee described in Section 5.1 of the Trust Sale and Servicing Agreement.

Moody’s: Moody’s Investors Service, Inc.

Net Revolver Balance: For any date, the aggregate outstanding principal balance under the Revolving Notes minus any amounts on deposit in the Revolver Distribution Account on such date for the payment of principal.

New Vehicles: Under GMAC’s current practices and policies, Vehicles of any model year that are not Auction Vehicles, that generally have been driven less than 200 miles and that are either (a) untitled or (b) titled solely for purposes of State laws requiring demonstration vehicles to be titled.

New York UCC: The UCC as in effect in the State of New York.

Note Depository: With respect to any Book-Entry Notes for which Definitive Term Notes have not been issued, any depository selected from time to time by the Indenture Trustee on behalf of the Trust in whose name a series of Notes is registered. The Note Depository for the 2003-A Term Notes shall be Cede & Co., the nominee of the Clearing Agency for such series.

Note Depository Agreement: With respect to any series of Term Notes originally issued as Book-Entry Notes, the agreement, dated as of the Closing Date for such series, among the Issuer, the Indenture Trustee and the Clearing Agency relating to such Term Notes, as the same may be amended and supplemented from time to time.

Note Owner: With respect to any Term Note issued as a Book Entry Note, the Person who is the beneficial owner of such Book Entry Note, as reflected on the books of the related Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly as a Clearing Agency Participant or as an Indirect Participant, in each case in accordance with the rules of such Clearing Agency).

Note Register: With respect to any series of Notes, the register of such Notes specified in Section 2.4 of the Indenture.

Note Registrar: The registrar at any time of the Note Register, appointed pursuant to Section 2.4 of the Indenture.

Noteholders: Holders of record of the Notes pursuant to the Indenture and, with respect to any series of Notes, holders of record of such series of Notes pursuant to the Indenture.

Noteholders’ Interest: With respect to a series of Notes, for any Monthly Distribution Date, the amount specified as such in the Officer’s Issuance Certificate applicable to such series of Notes.

Notes: The Term Notes and the Revolving Notes.

Officer’s Certificate: A certificate signed by any Authorized Officer of the Issuer, under the circumstances described in, and otherwise complying with, the applicable requirements of Section 11.1 of the Indenture, and delivered to the Indenture Trustee. Unless otherwise specified, any reference in the Indenture to an officer’s certificate shall be to an Officer’s Certificate of any Authorized Officer of the Issuer.

Officer’s Issuance Certificate: An Officer’s Certificate establishing the terms of any series of Notes pursuant to Section 2.1 of the Indenture.

One-Month LIBOR: With respect to each Monthly Distribution Date, the rate for deposits in U.S. Dollars for a period of one month which appears on the Bridge Information Systems Telerate Service Page 3750 as of 11:00 a.m., London time, for the 2003-A Term Notes, and the 2003-A Certificates, on the day that is two LIBOR Business Days prior to the Monthly Distribution Date immediately preceding such Monthly Distribution Date (or, in the case of the Initial Monthly Distribution Date, two LIBOR Business Days prior to the Initial Closing Date) and for the 2003-RN1 Revolving Note and the 2003-RN2 Revolving Note, on the day that is two LIBOR Business Days prior to the first day of the Collection Period related to that Monthly Distribution Date (or, in the case of the Initial Monthly Distribution Date, two LIBOR Business Days prior to the Initial Closing Date)(such day, a “LIBOR Determination Date”).

If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying LIBOR or comparable rates as may be selected by the Indenture Trustee after consultation with the Seller), the rate will be the One Month Reference Bank Rate. The “One Month Reference Bank Rate” will be determined on the basis of the rates at which deposits in U.S. dollars are offered by the reference banks (which will four major banks that are engaged in transactions in the London interbank market, selected by the Indenture Trustee after consultation with the seller) as of 11:00

a.m., London time, on the applicable LIBOR Determination Date to prime banks in the London interbank market for a period of one month commencing on such preceding Monthly Distribution Date in amounts approximately equal to the principal balance of the 2003-A Term Notes, the 2003-RN1 Revolving Note, the 2003-RN2 Revolving Note or the Certificate Balance of the 2003-A Certificates then outstanding, as applicable. The Indenture Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations, rounded upwards to the nearest one-sixteenth of one percent. If on any such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean, rounded upwards to the nearest one-sixteenth of one percent, of the rates quoted by one or more major banks in New York, selected by the Indenture Trustee after consultation with the Seller, as of 11:00 a.m., New York time, on such date to leading European banks for U.S. dollar deposits for a period of one month commencing on such applicable date in amounts approximately equal to the then outstanding principal balance of the related series of Notes or the Certificate Balance of the related class of Certificates then outstanding, as applicable. If no such quotation can be obtained, the rate will be One-Month LIBOR for the prior Monthly Distribution Date.

Opinion of Counsel: A written opinion of counsel, who may, except as otherwise expressly provided, be an employee of the Seller, the Servicer or GMAC. In addition, for purposes of the Indenture: (a) such counsel shall be satisfactory to the Indenture Trustee, (b) the opinion shall be addressed to the Indenture Trustee as Trustee and (c) the opinion shall comply with any applicable requirements of Section 11.1 of the Indenture and shall be in form and substance satisfactory to the Indenture Trustee.

Other Indebtedness: The indebtedness of Dealers to GMAC defined in Section 6.03(a) of the Pooling and Servicing Agreement.

Outstanding: With respect to any Notes, as of the date of determination, subject to Section 4.5(g) of the Trust Sale and Servicing Agreement, all such Notes theretofore authenticated and delivered under the Indenture except:

(a)	Notes theretofore canceled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

(b)	Notes or portions thereof the payment for which money in the necessary amount has been theretofore deposited with the Indenture Trustee or any Paying Agent in trust for the Holders of such Notes; provided, however, that if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefore, satisfactory to the Indenture Trustee, has been made; and

(c)

Notes in exchange for or in lieu of other Notes which have been authenticated and delivered pursuant to this Indenture unless proof satisfactory to the Indenture Trustee is presented that any such Notes are held by a bona fide purchaser; provided, however, that in determining whether the Holders of the requisite Outstanding Amount of the Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or under any Basic Document, Notes owned by the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes that the Indenture Trustee knows to be so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgor’s right so to act with respect to such Notes and that the pledgee is not the Issuer, any other obligor upon the Notes, the Seller or any Affiliate of any of the foregoing Persons.

Outstanding Amount: As of any date, with respect to any series of Term Notes or Revolving Notes, the aggregate principal amount of such Notes Outstanding at such date.

Owner Trust Estate: All right, title and interest of the Trust in and to the property and rights assigned to the Trust pursuant to Article II of the Trust Sale and Servicing Agreement, all funds on deposit from time to time in the Designated Accounts and the Certificate Distribution Account, the Specified Support Arrangements and all other property of the Trust from time to time, including any rights of the Owner Trustee and the Trust pursuant to the Trust Sale and Servicing Agreement and the Administration Agreement.

Owner Trustee: Chase Manhattan Bank USA, National Association, a national banking association or any successor trustee under the Trust Agreement.

Paying Agent: With respect to the Indenture, the Indenture Trustee or any other Person that meets the eligibility standards for the Indenture Trustee specified in Section 6.11 of the Indenture and is authorized by the Issuer to make the payments to and distributions from the Collection Account, the Term Note Distribution Account and the Revolver Distribution Account, including payment of principal of or interest on the Notes on behalf of the Issuer. With respect to the Trust Agreement, any paying agent or co-paying agent appointed pursuant to Section 3.9 of the Trust Agreement that meets the eligibility standards for the Owner Trustee specified in Section 6.13 of the Trust Agreement, and initially JPMorgan Chase Bank.

Payment Date: With respect to a series of Notes, each date specified for payment of interest or principal on the Notes pursuant to the Indenture. With respect to a series of Notes providing for monthly payment of interest or principal, Payment Date means a Monthly Distribution Date.

Payment Period: With respect to a series of Term Notes or Revolving Notes, the period, if any, described in the related Officer’s Issuance Certificate during which amounts are required to be set aside and/or paid as principal on such Term Notes or Revolving Notes prior to the Wind Down Period or an Early Amortization Period.

Person: Any legal person, including any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or Governmental Authority.

Physical Property: Means bankers’ acceptances, commercial paper, negotiable certificates of deposit and other obligations that constitute “instruments” within the meaning of the UCC and are susceptible of physical delivery.

Pool of Accounts: At any time, all Accounts identified on the Schedule of Accounts as amended and supplemented from time to time pursuant to the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement. From and after the related Removal Date, an Account shall no longer be deemed included in the Pool of Accounts.

Pooling and Servicing Agreement: The Pooling and Servicing Agreement, dated as of the Initial Closing Date, between GMAC and the Purchaser, as amended and supplemented from time to time.

Predecessor Note: With respect to any particular Note, every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purpose of this definition, any Note authenticated and delivered under Section 2.5 of the Indenture in lieu of a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note.

Principal Allocation Percentage: for a series of Notes that has reached its Fully Funded Date, zero, and for any other series of Notes (the “Referent Series”) which requires Available Trust Principal to be retained or set aside during any period to fund swap payments, if any, or principal payments with respect to the Referent Series on any date, is the percentage equivalent to the following:

(1) if such date does not relate to a Wind Down Period or an Early Amortization Period for the Trust:

Principal Allocation Percentage for a Referent Series	=	(Aggregate Principal Balance of Referent Series)
(Sum of Aggregate Principal Balance for all Referent Series)

where, for purposes of this equation only:

“Aggregate Principal Balance of Referent Series” is

(i)	with respect to any Referent Series of Term Notes, the aggregate initial principal balance with respect to such Referent Series or

(ii)

with respect to any Referent Series of Revolving Notes, the outstanding principal balance of such Referent Series as of the close of business on the day preceding the first day of the Payment Period with respect to such series

“Sum of Aggregate Principal Balance for all Referent Series” is the sum of the “Aggregate Principal Balance of Referent Series” for each series of Notes which is on that date a Referent Series

(2) if such date relates to a Wind Down Period or an Early Amortization Period for the Trust:

Principal Allocation Percentage for a Referent Series	=	(Aggregate Principal Balance of Referent Series)
(Sum of Aggregate Principal Balance for each Series of Notes)

where, for purposes of this equation only:

“Aggregate Principal Balance of Referent Series” is the aggregate outstanding principal balance of the Referent Series then outstanding on the last day of the Revolving Period

“Sum of Aggregate Principal Balance for each Series of Notes” is the sum of the “Aggregate Principal Balance of Referent Series” for all series then outstanding on the last day of the Revolving Period, except for any series the principal balance of which has been fully paid or provided for (calculated for this purpose as though each outstanding series is a Referent Series on that date).

Principal Collections: For any day or any period, collections received on such date or during such period, as applicable, on the Receivables existing under the Accounts in the Pool of Accounts that the Servicer attributes to principal pursuant to the Floor Plan Financing Guidelines, including the principal portion of Warranty Payments and Administrative Purchase Payments.

Priority Payment Amount: Any make-whole payment, payment to an interest rate swap counterparty, or other payment or deposit obligation specified in an Officers’ Issuance Certificate for a series of Notes or a Certificate Issuance Order as constituting a “Priority Payment Amount,” which designates such amount as having priority of payment over the principal balance of the Certificates; provided, that no amount shall constitute a Priority Payment Amount unless either (x) each holder of a Certificate has consented to the designation of such amount as a Priority Payment Amount or (y) the Rating Agency Condition has been satisfied with respect to such designation.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Program: The program described in Section 4.2 of the Trust Sale and Servicing Agreement.

Purchaser: Wholesale Auto Receivables Corporation, a Delaware corporation, or its successor in interest pursuant to the Pooling and Servicing Agreement.

Randomly Selected Account: An Account designated as such as described in Section 2.8 or 2.9 of the Trust Sale and Servicing Agreement.

Rapid Amortization Distribution Date: With respect to a class of Certificates, the meaning given to such term in the Certificate Issuance Order applicable to such class of Certificates.

Rapid Amortization Events: With respect to a series of Term Notes, the events designated as such in the Officer’s Issuance Certificate or Certificate Issuance Order applicable to such series of Term Notes or a class of Certificates.

Rapid Amortization Payment Date: With respect to a series of Term Notes, the meaning given to such term in the Officer’s Issuance Certificate applicable to such series of Term Notes.

Rapid Amortization Period: With respect to a series of Term Notes or a class of Certificates, the meaning given to such term in the Officer’s Issuance Certificate or Certificate Issuance Order applicable to such series of Term Notes or a class of Certificates.

Rating Agencies: As of any date, with respect to any series or class of Securities, the nationally recognized statistical rating organizations that are requested by the Seller to provide ratings on such Securities and that are rating such Securities on such date.

Rating Agency Condition: With respect to any action, with respect to any series or class of Securities that are then rated, the condition that each of the Rating Agencies with respect to such Securities shall have notified the Seller, the Servicer and the Issuer in writing that such action shall not result in a downgrade, suspension or withdrawal of the then current rating of such Securities.

Reassignment Amount: For any Monthly Distribution Date, after giving effect to any allocations, withdrawals and deposits otherwise to be made on such Monthly Distribution Date, the sum of the Daily Trust Invested Amount (which, for such purpose, shall be calculated without reduction for the Cash Collateral Amount) and accrued but unpaid interest on all outstanding Securities to the extent not previously distributed to Securityholders.

Receivable: At any time, the right to receive payment on a loan made under an Account included in the Pool of Accounts.

Receivables Purchase Date: Each Business Day during the Revolving Period on which Eligible Receivables are created in any Account then included in the Pool of Accounts, subject to Section 6.02 of the Pooling and Servicing Agreement.

Record Date: (a) With respect to any series of Term Notes that are Book-Entry Notes and with respect to any Payment Date, the close of business on the day immediately preceding such Payment Date, or if Definitive Term Notes are issued therefor, the last day of the preceding Collection Period, (b) with respect to any series of Notes other than those described in clause (a) and with respect to any Payment Date, the last day of the preceding Collection Period and (c) unless stated otherwise in the applicable Certificate Issuance Order, with respect to any

Monthly Distribution Date (i) for any Certificates in book-entry form or Certificates initially issued to the Seller, the close of business on the day immediately preceding such Monthly Distribution Date, and (ii) for any Certificates issued in definitive form, other than Certificates initially issued to the Seller, the close of business on the last day of the preceding Collection Period.

Recoveries: For any Monthly Distribution Date, all amounts received, including insurance proceeds, by the Servicer during the related Collection Period with respect to Eligible Receivables that have previously become Defaulted Receivables.

Redemption Date: For a series of Term Notes or class of Certificates, the date, if any, specified as such in the Officer’s Issuance Certificate or Certificate Issuance Order applicable to such series of Term Notes or class of Certificates.

Redemption Price: For a series of Term Notes or class of Certificates, the price, if any, specified as such in the Officer’s Issuance Certificate or Certificate Issuance Order applicable to such series of Term Notes or class of Certificates.

Registered Holder: The Person in whose name a Note is registered on the Note Register on the applicable Record Date.

Remaining Interest Amounts: The amounts designated as Remaining Interest Amounts in Section 4.5(c) of the Trust Sale and Servicing Agreement.

Removal Balance: The balance described in Section 2.8 of the Trust Sale and Servicing Agreement.

Removal Commencement Date: The date described as such in Section 2.8 of the Trust Sale and Servicing Agreement.

Removal Date: The date described as such in Section 2.8 of the Trust Sale and Servicing Agreement.

Removal Notice: The notice described in Section 2.8 of the Trust Sale and Servicing Agreement.

Removed Account: An Account that has been removed from the Pool of Accounts pursuant to Sections 2.04 or 2.05 of the Pooling and Servicing Agreement and/or Sections 2.8 or 2.9 of the Trust Sale and Servicing Agreement.

Required Cash Collateral Amount: As specified in Section 4.5(d)(iii) of the Trust Sale and Servicing Agreement, with respect to any date, the amount that is required to be held in the Collection Account on behalf of the Trust in order to maintain Trust Equilibrium.

Required Deposit Rating: A rating on short-term unsecured debt obligations of P-1 by Moody’s and A-1+ by Standard & Poor’s. Any requirement that short-term unsecured debt obligations have the “Required Deposit Rating” shall mean that such short-term unsecured debt obligations have the foregoing required ratings from each of such rating agencies.

Required Payment: With respect to any series of Term Notes or class of Certificates, the amount provided by the Officer’s Issuance Certificate or Certificate Issuance Order applicable to such series of Term Notes or class of Certificates.

Required Payment Period Length: With respect to a series of Notes or class of Certificates, the period length specified as such in the Officer’s Issuance Certificate or Certificate Issuance Order applicable to such series of Notes or class of Certificates.

Required Revolver Payment: With respect to any Monthly Distribution Date, the aggregate amount required to be paid (or set aside for payment) as principal on all Revolving Notes on such Monthly Distribution Date pursuant to the Indenture and the Trust Sale and Servicing Agreement.

Requirement of Law: With respect to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, State or local (including usury laws and the Federal Truth in Lending Act).

Reserve Fund: The account designated as such, established and maintained pursuant to Section 6.1(a)(v) of the Trust Sale and Servicing Agreement.

Reserve Fund Deposit Amount: With respect to any Monthly Distribution Date, the excess, if any, of the Reserve Fund Required Amount over the amount on deposit in the Reserve Fund (after taking into account any withdrawals from the Reserve Fund on such Monthly Distribution Date).

Reserve Fund Funding Condition: Will be satisfied on the date of recommencement of the Revolving Period if:

(a)	the amount on deposit in the Reserve Fund equals or exceeds the Reserve Fund Required Amount as of such date of recommencement; and

(b)	the amount on deposit in each Cash Accumulation Reserve Fund equals or exceeds the Cash Accumulation Reserve Fund Required Amounts thereof as of such date of recommencement.

Reserve Fund Initial Deposit: $262,920,000.

Reserve Fund Property: The property described in Section 4.6(c) of the Trust Sale and Servicing Agreement.

Reserve Fund Required Amount:

(a)	For any Monthly Distribution Date related to the Revolving Period or Wind Down Period, 6.0% of the Maximum Pool Balance as of such Monthly Distribution Date (or if, as of such Monthly Distribution Date, the long-term debt obligations of GMAC are rated less than “BBB-” by Standard & Poor’s, then 7.0%),

(b)	for any Monthly Distribution Date during any Early Amortization Period occurring prior to the Fully Funded Date for all Securities, 6.0% of the Maximum Pool Balance as of the last day of the Revolving Period (or if, as of the last day of the Revolving Period the long-term debt obligations of GMAC are rated less than “BBB-” by Standard & Poor’s, then 7.0%), and

(c)	for any Monthly Distribution Date falling on or after the Fully Funded Date for all Securities, zero.

Reserve Fund Trigger Amount: $20,000,000.

Responsible Officer: With respect to the Indenture Trustee or the Owner Trustee, any officer within the Corporate Trust Office of such trustee with direct responsibility for the administration of this transaction, and, with respect to the Servicer, the President, any Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer or assistant officer of such Person customarily performing functions similar to those performed by any of the above designated officers and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

Retained Property: The interest of GMAC described in Section 2.01(d) of the Pooling and Servicing Agreement.

Revised Article 8: Revised Article 8 (1994 Version) (and corresponding amendments to Article 9) as promulgated in 1994 by the National Conference of Commissioners on Uniform State Laws, in the form in which it has been adopted in the State of New York.

Revolver Distribution Account: The account designated as such, established and maintained pursuant to Section 6.1(a)(iii) of the Trust Sale and Servicing Agreement.

Revolver Interest: With respect to any Monthly Distribution Date, for any series of Revolving Notes, except as otherwise provided in the related Officer’s Issuance Certificate, the product of (a) the average daily Series Net Revolver Balance for such series during the related Collection Period and (b) the Revolver Interest Rate for such series for such Monthly Distribution Date.

Revolver Interest Carryover Shortfall: For any Monthly Distribution Date, the excess of (a) the Aggregate Revolver Interest for such Monthly Distribution Date over (b) the amount that was actually deposited in the Revolver Distribution Account on such Monthly Distribution Date in respect of Aggregate Revolver Interest.

Revolver Interest Rate: For any series of Revolving Notes, the interest rate specified as such in the applicable Officer’s Issuance Certificate.

Revolver Monthly Payment Date: Means the 15th day of each month, or if such day is not a U.S. Business Day, the next U.S. Business Day.

Revolver Payment Date: Means a Revolver Monthly Payment Date or such other payment date as is specified in an Officer’s Issuance Certificate for a series of Revolving Notes.

Revolving Note: Any asset-backed revolving note executed by the Issuer by any of its Authorized Officers and authenticated by the Indenture Trustee in the form attached to the Officer’s Issuance Certificate applicable to such series of revolving notes.

Revolving Noteholder: Any Holder of a Revolving Note.

Revolving Period: The period commencing on the Initial Cut-Off Date and continuing until the earlier of (a) the commencement of an Early Amortization Period and (b) the occurrence of the Scheduled Revolving Period Termination Date; provided that, at the option of the Seller, the Revolving Period shall recommence (subject to termination upon the earlier to occur of an event described in the preceding clauses (a) or (b)) as described in Sections 9.1(j) and 9.5 of the Trust Sale and Servicing Agreement.

Schedule of Accounts: The list of Accounts that is required to be kept at the locations specified in the Pooling and Servicing Agreement and the Trust Sale and Servicing Agreement, as such list may be amended and supplemented from time to time.

Scheduled Revolving Period Termination Date: June 30, 2004; provided that the Scheduled Revolving Period Termination Date shall be automatically extended to the last day of each succeeding month (but not beyond the Final Revolving Period Termination Date) unless the Seller, prior to the then Scheduled Revolving Period Termination Date, elects to cause such extension not to occur by providing written notice to such effect to the Servicer, the Owner Trustee (who shall provide notice to the Certificateholders), the Indenture Trustee and the Rating Agencies. Unless such notice is given, each such extension shall become effective as of the Business Day prior to the then Scheduled Revolving Period Termination Date. In addition, the Seller may, at any time prior to the then Scheduled Revolving Period Termination Date, elect to extend the Scheduled Revolving Period Termination Date to the last day of any specified month (but not beyond the Final Revolving Period Termination Date), subject thereafter to further automatic extensions beyond the last day of such specified month as described in the preceding two sentences.

Secretary of State: The Secretary of State of the State of Delaware.

Securities: The Term Notes, the Revolving Notes and the Certificates.

Securities Act: The Securities Act of 1933, as amended.

Securities Distribution Accounts: The Term Note Distribution Accounts, the Revolver Distribution Account and the Certificate Distribution Account.

Securities Intermediary: Has the meaning given to such term in Section 6.1(b)(i) of the Trust Sale and Servicing Agreement.

Security Certificate: Has the meaning given such term in Revised Article 8.

Security Entitlement: Has the meaning given such term in Revised Article 8.

Securityholders: The Noteholders and the Certificateholders.

Seller: The Person executing the Trust Sale and Servicing Agreement as the Seller, or its successor in interest pursuant to Section 3.3 of the Trust Sale and Servicing Agreement.

Series Net Revolver Balance: With respect to any series of Revolving Notes, for any date, the aggregate outstanding principal balance under such series of Revolving Notes minus any amounts on deposit in the Revolver Distribution Account on such date for the payment of principal on such series of Revolving Notes.

Series Shortfall: With respect to a series of Notes, the amounts designated as such in the Officer’s Issuance Certificate applicable to such series of Notes.

Series Specified Maximum Revolver Balance: For any series of Revolving Notes, the maximum balance specified as such in the Officer’s Issuance Certificate applicable to such series of Revolving Notes.

Servicer: The Person executing the Trust Sale and Servicing Agreement as the Servicer, or its successor in interest pursuant to Section 7.2 of the Trust Sale and Servicing Agreement.

Servicer Advance: For any Monthly Distribution Date, the amount, if any, advanced by the Servicer as described in Section 4.5(c) of the Trust Sale and Servicing Agreement.

Servicer Liquidity Advance: For any series of Term Notes, if the Officer’s Issuance Certificate for such series provides for a Servicer Liquidity Advance, an advance by the Servicer, stated in dollars, to the Trust made to the extent a required principal payment for any series of Notes for any Monthly Distribution Date cannot otherwise be made, after giving effect to all issuances of Securities and additional borrowings under the Revolving Notes on such Monthly Distribution Date, as they are available. However, the Servicer can only make Servicer Liquidity Advances to the extent that the Servicer, in its sole discretion, expects to recover such advances from subsequent Trust Principal Collections. Servicer Liquidity Advances with respect to a series of Term Notes will be reimbursed (a) if Available Trust Principal is being set aside for that series of Term Notes, out of that series’ share of Available Trust Principal and (b) if Available Trust Principal is not being set aside for Term Notes, out of a portion of Trust Principal Collections not to exceed a fraction, the numerator of which is the outstanding principal balance of that series of Term Notes and the denominator of which is the outstanding balance of all series of Notes as of that date.

Servicer’s Accounting: A certificate, completed by and executed on behalf of the Servicer, in accordance with Section 3.05 of the Pooling and Servicing Agreement.

Servicing Default: An event described as such in Section 8.1 of the Trust Sale and Servicing Agreement.

Servicing Fee Rate: 1%.

Shared Investment Proceeds: Investment Proceeds other than

(A)	Cash Accumulation Account Earnings for the 2003-A Term Notes,

(B)	Term Note Distribution Subaccount Earnings for the 2003-A Term Notes,

(C)	Investment Proceeds from the Cash Accumulation Reserve Fund with respect to the 2003-A Term Notes,

(D)	Investment Proceeds from any other account established for other series of Term Notes in which funds are accumulated to pay principal on such Notes at designated times, and

(E)	any other Investment Proceeds which are designated in an Officer’s Issuance Certificate or Certificate Issuance Order as not constituting Shared Investment Proceeds.

Specified Certificate Percentage: 3.0%.

Specified Maximum Revolver Balance: The maximum aggregate amount of borrowings that may be made under the Revolving Notes during the Revolving Period, which shall initially be equal to $2,250,000,000.

Specified Support Arrangement: Any letter of credit, security bond, cash collateral account, spread account, guaranteed rate agreement, maturity or liquidity facility, tax protection agreement, interest rate swap agreement, interest rate cap agreement, other derivative product or other arrangement to provide liquidity or credit support for the benefit of holder of one or more series or classes of Securities (other than the Reserve Fund), whether or not such arrangement is an asset of the Trust, designated as such. As of the Initial Closing Date, the Specified Support Arrangements will consist of the 2003-A Term Note Cash Accumulation Reserve Fund and the 2003-A Certificate Cash Accumulation Reserve Fund.

Specified Trust Termination Date: September 1, 2023.

Standard & Poor’s: Standard & Poor’s Ratings Services.

State: Any one of the fifty states of the United States of America or the District of Columbia.

Stated Final Distribution Date: in respect of a class of Certificates, the date, specified as such in the Trust Agreement or the related Certificate Issuance Order, on which final distribution of Certificate Balance on such class of Certificates shall be due and payable.

Stated Final Payment Date: In respect of a series of Notes, the date, specified as such in the related Officer’s Issuance Certificate, on which final payment of principal on such series of Notes shall be due and payable.

Statutory Trust Statute: Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code § 3801 et seq., as the same may be amended from time to time.

Supplemental Principal Allocation: With respect to any Monthly Distribution Date related to the Wind Down Period or an Early Amortization Period or a Payment Period for any series or class of Securities, an amount (not less than zero) equal to the lesser of

(a)	the excess, if any, of

(i)	the product of

(A)	the percentage equivalent of a fraction (which shall never exceed 100%), the numerator of which is the Daily Trust Balance and the denominator of which is the principal balance of all Receivables (including Receivables included in the Retained Property) in the Accounts included in the Pool of Accounts, in each case, as of the termination of the Ordinary Revolving Period, and

(B)	the aggregate amount of Principal Collections on all Receivables (including Receivables included in the Retained Property) in the Accounts included in the Pool of Accounts for each day during the related Collection Period over

(ii)	the aggregate amount of Trust Principal Collections for each day during the related Collection Period (provided, that no amount shall be included pursuant to clause (i)(B) or (ii) for any day in such Collection Period that occurred during the Ordinary Revolving Period) and

(b)	an amount equal to:

(i)	the Daily Trust Balance as of the termination of the Ordinary Revolving Period, plus

(ii)	the Cash Collateral Amount on the last day of the Ordinary Revolving Period, minus

(iii)	the Available Trust Principal for each Monthly Distribution Date from and after the final Monthly Distribution Date for the Revolving Period through but excluding such current Monthly Distribution Date, minus

(iv)	the amount added to unreimbursed Trust Charge-Offs on each Monthly Distribution Date from and after the final Monthly Distribution Date for the Revolving Period through and including such current Monthly Distribution Date, minus

(v)	Available Trust Principal for such current Monthly Distribution Date (assuming the Supplemental Principal Allocation for such Monthly Distribution Date was zero).

For purposes of this definition, “Ordinary Revolving Period” means the period ending on the Business Day preceding the commencement of the Wind Down Period or the Early Amortization Period for the Trust or the Payment Period such series or class of Securities.

SWIFT VIII Reserve Funds: The Reserve Fund, the Cash Accumulation Reserve Funds, and any other fund designated as a SWIFT VIII Reserve Fund in an Officer’s Issuance Certificate or a Certificate Issuance Order.

Targeted Final Distribution Date: With respect to any class of Certificates, the date, if any, specified as such in the related Certificate Issuance Order, on which the Certificate Balance thereof is scheduled to be distributed on such class of Certificates, to the extent not previously distributed.

Targeted Final Payment Date: With respect to any series of Notes, the date, if any, specified as such in the related Officer’s Issuance Certificate, on which all principal is scheduled to be paid as principal on such series of Notes, to the extent not previously paid.

Temporary Notes: The Notes specified in Section 2.3 of the Indenture.

Term Note: Any asset-backed term note executed by the Issuer by any of its Authorized Officers and authenticated by the Indenture Trustee in the form attached to the Officer’s Issuance Certificate applicable to such series of term notes.

Term Note Distribution Account: The account designated as such, established and maintained pursuant to Section 6.1(a)(ii) of the Trust Sale and Servicing Agreement.

Term Note Distribution Subaccount: With respect to any series of Notes, a subaccount of the Term Note Distribution Account which is used as specified in the Officer’s Issuance Certificate for such series of Notes.

Term Note Distribution Subaccount Earnings: With respect to any series of Notes, any Investment Proceeds in respect of funds in the Term Note Distribution Subaccount for such series.

Term Noteholder: Any Holder of a Term Note.

Treasury Regulations: The regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

Trust: Superior Wholesale Inventory Financing Trust VIII, a Delaware statutory trust created pursuant to the Trust Agreement.

Trust Agreement: The Trust Agreement, dated as of the Initial Closing Date, between the Seller and the Owner Trustee, as amended and supplemented from time to time, including all Certificate Issuance Orders.

Trust Charge-Offs: With respect to any Monthly Distribution Date, the amount of the Trust Defaulted Amount for such Monthly Distribution Date that is not covered through the application of Trust Interest Collections and funds in the Reserve Fund or otherwise. As of any date, unreimbursed Trust Charge-Offs shall equal the aggregate Trust Charge-Offs for all prior Monthly Distribution Dates unless and to the extent such amounts are treated as Additional Trust Principal pursuant to Section 4.5(c) of the Trust Sale and Servicing Agreement; provided, however, that any Trust Charge-Offs allocated to any Notes as described in Section 4.5(g) of the Trust Sale and Servicing Agreement at the time of the final principal payment on such Notes shall reduce unreimbursed Trust Charge-Offs.

Trust Defaulted Amount: With respect to any Monthly Distribution Date, an amount (not less than zero) equal to the principal amount of all Defaulted Receivables.

Trust Equilibrium: Is achieved when the Daily Trust Balance equals the Daily Trust Invested Amount.

Trust Estate: All money, instruments, rights and other property that are subject or intended to be subject to the lien and security interest of the Indenture for the benefit of the Noteholders and (only to the extent expressly provided in the Indenture) the Certificateholders (including, without limitation, the Collateral described in the Granting Clause of the Indenture), including the proceeds thereof, the Reserve Fund and the Reserve Fund Property pledged to the Indenture Trustee pursuant to the Trust Sale and Servicing Agreement and any other property and interests that are pledged to the Indenture Trustee for the benefit of Securityholders pursuant to a supplement to the Trust Sale and Servicing Agreement or otherwise.

Trust Indenture Act or TIA: The Trust Indenture Act of 1939, as amended.

Trust Interest Allocation: For any series of Notes, for any Monthly Distribution Date, an amount equal to the product of (1) Available Trust Interest less the amounts paid to the Servicer pursuant to clause (1) of Section 4.5(c)(i) of the Trust Sale and Servicing Agreement and (2) the Trust Interest Allocation Percentage for such series.

Trust Interest Allocation Percentage: With respect to any series of Notes, for any Monthly Distribution Date, a fraction calculated as set forth in the following equation:

Trust Interest Allocation Percentage	=	(UPB of Note Series)
(UPB of All Term Notes) + (UPB of All Revolving Notes)

where, for purposes of this equation only:

“UPB of Note Series” is

(1)	for a series of Term Notes, the Unaccumulated Principal Balance for such series of Term Notes and

(2)	for a series of Revolving Notes, the daily average outstanding principal balance for such series of Revolving Notes during the related Collection Period

“UPB of All Term Notes” is the Unaccumulated Principal Balances of all series of Term Notes then outstanding; and

“UPB of All Revolving Notes” is the daily average of the outstanding principal balance of all Revolving Notes during the related Collection Period.

Trust Interest Collections: With respect to any Monthly Distribution Date (subject to adjustment as described in Section 4.5(c)(v) of the Trust Sale and Servicing Agreement), an amount equal to the sum of (a) the product of (i) the Trust Percentage and (ii) Interest Collections for the related Collection Period and (b) Recoveries.

Trust Percentage: With respect to any Monthly Distribution Date, the percentage equivalent of a fraction (which shall never exceed 100%), (a) the numerator of which is the average Daily Trust Balance during the related Collection Period and (b) the denominator of which is the average daily aggregate principal balance of all Receivables (including Receivables included in the Retained Property) in the Accounts in the Pool of Accounts during the related Collection Period.

Trust Principal Collections: With respect to any date, the sum of (a) the amount of Principal Collections on Receivables held by the Trust and (b) the principal portion of all Warranty Payments and Administrative Purchase Payments, if any, on such date.

Trust Receivables Purchases: On any Business Day, the purchase by the Trust from the Seller of additional Receivables pursuant to Section 2.1(b) of the Trust Sale and Servicing Agreement.

Trust Sale and Servicing Agreement: The Trust Sale and Servicing Agreement, dated as of the Initial Closing Date, between the Seller, the Servicer and the Issuer, as amended and supplemented from time to time.

Trust Termination Date: The date specified in Section 7.1 of the Trust Agreement.

UCC: The Uniform Commercial Code as in effect in the States of Delaware, Michigan, or New York, and as may be amended from time to time.

Unaccumulated Principal Balance: With respect to any series of Term Notes as of a Monthly Distribution Date,

(1)	the daily average of the outstanding principal balance of such Term Notes during the related Collection Period minus

(2)	with respect to the 2003-A Term Notes, the daily average during the related Collection Period of the sum of

(x)	the amount of funds on deposit in the relevant Note Cash Accumulation Account, and

(y)	the amount of funds on deposit in the relevant Term Note Distribution Account in respect of the outstanding principal balance of Term Notes.

Uncertificated Security: As of any date, has the meaning given to such term under the applicable UCC as in effect on such date.

Undertaking Letter: Any letter referred to in Sections 3.4 and 9.12 of the Trust Agreement or Section 2.15 of the Indenture.

Unregistered Note: Any Note that has not been registered under the Securities Act and is subject to the provisions of Section 2.15 of the Indenture.

Unsatisfied Deficiency Amount: The amounts determined to be Unsatisfied Deficiency Amounts in Section 4.5(c)(ii) of the Trust Sale and Servicing Agreement.

Used Vehicle Overconcentration Percentage: 20% or such higher percentage as the Seller shall select upon satisfaction of the Rating Agency Condition.

Used Vehicle Overconcentration Receivables: For any date with respect to any Receivables owned by the Trust which were advanced against Used Vehicles, the outstanding Available Receivables with respect to those Receivables to the extent, if any, of the excess of:

(1) the aggregate principal balance of all those Available Receivables on that date over

(2) the Used Vehicle Overconcentration Percentage of the sum of (a) the Specified Maximum Revolver Balance, (b) the aggregate Outstanding Amount of all Term Notes and (c) the Certificate Balance of all outstanding Certificates as of that date or, if applicable, as of the commencement of any then occurring Early Amortization Period, Wind Down Period or Payment Period.

Used Vehicles: Under GMAC’s current practices and policies, Auction Vehicles and Vehicles which have been previously titled; provided, however, that vehicles that are titled solely for purposes of state laws requiring demonstration vehicles to be titled shall not be considered Used Vehicles.

Vehicle: An automobile or light truck.

Vehicle Collateral Security: With respect to an Account and the Receivables arising under such Account, the security interest in the Vehicles of the related Dealer granted to secure the obligations of such Dealer in connection therewith and any proceeds therefrom.

Voting Interests: As of any date, the aggregate outstanding Certificate Balance of all Certificates; provided, however, that if GMAC and its affiliates own less than 100% of the Certificates, Certificates owned by GMAC, the Trust or any Affiliate of GMAC or the Trust (other than the Seller) shall be disregarded and deemed not to be outstanding, except that, in determining whether the Owner Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates that the Owner Trustee knows to be so owned shall be so disregarded. Certificates so owned that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Owner Trustee the pledgor’s right so to act with respect to such Certificates and that the pledgee is not GMAC or the Trust or any Affiliate of GMAC or the Trust (other than the Seller).

WARCO: Wholesale Auto Receivables Corporation, a Delaware corporation and a wholly-owned subsidiary of GMAC.

Warranty Payment: The payment described in Section 2.5(a) of the Trust Sale and Servicing Agreement.

Warranty Receivable: A Receivable subject to repurchase as and to the extent described in Section 2.5(a) of the Trust Sale and Servicing Agreement.

Wind Down Period: The period commencing on the day immediately after the Scheduled Revolving Period Termination Date and continuing until the earlier of (a) the commencement of an Early Amortization Period and (b) the date on which all of the Securities have been paid in full. The first Monthly Distribution Date for the Wind Down Period shall be the earlier of the Monthly Distribution Date in January 2009 and the Monthly Distribution Date related to the first Collection Period included in the Wind Down Period.

PART II - RULES OF CONSTRUCTION

(A)	Accounting Terms. As used in this Appendix or the Basic Documents, accounting terms which are not defined, and accounting terms partly defined, herein or therein shall have the respective meanings given to them under generally accepted accounting principles. To the extent that the definitions of accounting terms in this Appendix or the Basic Documents are inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Appendix or the Basic Documents will control.

(B)	“Hereof,” etc. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Appendix or any Basic Document will refer to this Appendix or such Basic Document as a whole and not to any particular provision of this Appendix or such Basic Document; and Section, Schedule and Exhibit references contained in this Appendix or any Basic Document are references to Sections, Schedules and Exhibits in or to this Appendix or such Basic Document unless otherwise specified. The word “or” is not exclusive.

(C)	Including. Whenever the term “including” (whether or not that term is followed by the phrase “but not limited to” or “without limitation” or words of similar effect) is used in this Appendix or the Basic Documents in connection with a listing of items within a particular classification, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

(D)	Number and Gender. Each defined term used in this Appendix or the Basic Documents has a comparable meaning when used in its plural or singular form. Each gender-specific term used in this Appendix or the Basic Documents has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

(E)	Reference to Monthly Distribution Dates. With respect to any Monthly Distribution Date, the “related Collection Period,” and the “related Record Date,” will mean the Collection Period and Record Date, respectively, immediately preceding such Monthly Distribution Date, and the relationships among Collection Periods and Record Dates will be correlative to the foregoing relationships.

APPENDIX B

Notice Addresses and Procedures

All requests, demands, directions, consents, waivers, notices, authorizations and communications provided or permitted under any Basic Document to be made upon, given or furnished to or filed with the Seller, the Servicer, the Administrator, the Indenture Trustee, the Issuer, the Owner Trustee, the Custodian or the Rating Agencies shall be in writing, personally delivered, sent by facsimile with a copy to follow via first class mail or mailed by certified mail-return receipt requested, and shall be deemed to have been duly given upon receipt:

(A)	in the case of the Seller, at the following address:

Wholesale Auto Receivables Corporation

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

with a copy to:

Wholesale Auto Receivables Corporation

Attention: Vice President

200 Renaissance Center, 12th Floor

Detroit, Michigan 48265

(B)	in the case of the Servicer, the Administrator or the Custodian, at the following address:

General Motors Acceptance Corporation

Attention: Vice President

200 Renaissance Center, 12th Floor

Detroit, Michigan 48265

(C)	in the case of the Indenture Trustee, at its Corporate Trust Office,

(D)	in the case of the Issuer or the Owner Trustee, to the Owner Trustee at its Corporate Trust Office,

with a copy to:

Wholesale Auto Receivables Corporation

Attention: Vice President

200 Renaissance Center, 12th Floor

Detroit, Michigan 48265

The Issuer shall promptly transmit any notice received by it from the Noteholders to the Indenture Trustee and the Indenture Trustee shall likewise promptly transmit any notice received by it from the Noteholders to the Issuer.

(E)	in the case of Moody’s Investors Service, Inc., to:

Moody’s Investors Service, Inc.

ABS Monitoring Department

99 Church Street

New York, New York 10007

(F)	in the case of Standard & Poor’s Ratings Services, to:

Standard & Poor’s Ratings Services

55 Water Street

29th Floor

New York, New York 10041-0003

(G)	in the case of Fitch Ratings, to:

Fitch Ratings

One State Street Plaza

New York, New York 10004

Attention: Asset Backed Surveillance

or at such other address as shall be designated by such Person in a written notice to the other parties to this Agreement.

Where any Basic Document provides for notice to Noteholders or Certificateholders of any condition or event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if it is in writing and mailed, first-class, postage prepaid to each Noteholder or Certificateholder affected by such condition or event, at such Person’s address as it appears on the Note Register or Certificate Register, as applicable, not later than the latest date, and not earlier than the earliest date, prescribed in such Basic Document for the giving of such notice. If notice to Noteholders or Certificateholders is given by mail, neither the failure to mail such notice nor any defect in any notice so mailed to any particular Noteholders or Certificateholders shall affect the sufficiency of such notice with respect to other Noteholders or Certificateholders, and any notice that is mailed in the manner herein provided shall conclusively be presumed to have been duly given regardless of whether such notice is in fact actually received.

2

APPENDIX B

Demands, Communications and Notices

For ease of reference, the notice address and procedures have been consolidated with and are contained in Part II of Appendix B to the Trust Sale and Servicing Agreement of even date herewith among GMAC, Wholesale Auto Receivables Corporation and Superior Wholesale Inventory Financing Trust VIII.

APPENDIX C

Additional Representations and Warranties

1. While it is the intention of GMAC and WARCO that the transfers and assignments contemplated by this Agreement and the First Step Assignment shall constitute sales of the Trust Assets (as defined herein) from GMAC to WARCO, this Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the property described in clauses (a) and (b) of Section 2.01 of this Agreement (the “Trust Assets”) in favor of WARCO, which security interest is prior to all other Liens, and is enforceable as such against creditors and purchasers from GMAC.

2. All steps necessary to perfect GMAC’s security interest against each Obligor in the property securing the Trust Assets have been taken.

3. The Trust Assets constitute “accounts,” “chattel paper” or “payment intangibles” within the meaning of the applicable UCC.

4. GMAC owns and has good and marketable title to the Trust Assets free and clear of any Liens, claim or encumbrance of any Person. GMAC has received all consents and approvals required by the terms of the Trust Assets as to the sale of the Trust Assets hereunder to WARCO.

5. GMAC has caused or will have caused, within ten days, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Trust Assets granted to the WARCO hereunder.

6. GMAC, as Custodian, has in its possession the Eligible Receivables Files and holds them in accordance with its customary procedures and any and all other documents that the Servicer or the Seller shall keep on file, in accordance with its customary procedures, relating to the Eligible Receivables. All financing statements filed or to be filed against GMAC in favor of WARCO in connection herewith describing the Trust Assets contain a statement to the following effect: “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the Secured Party.”

7. Other than the security interest granted to WARCO pursuant to the Basic Documents, GMAC has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Trust Assets. GMAC has not authorized the filing of and is not aware of any financing statements that include a description of collateral covering the Trust Assets other than any financing statement (i) relating to the security interest granted to WARCO, the Issuer and the Indenture Trustee under the Basic Documents, (ii) that has been terminated, or (iii) that names the Trust as secured party. GMAC is not aware of any judgment or tax lien filings against GMAC.

8. The representations, warranties and certifications contained in paragraphs 1-7 above shall survive the sales, transfers and assignments to WARCO. No failure or delay on the part of WARCO in exercising any right, remedy, power or privilege with respect to this Agreement shall operate as a waiver thereof nor shall any single or partial exercise of any right, remedy, power or privilege with respect to this Agreement preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

EXHIBIT A

LIST OF LOCATIONS OF THE

SCHEDULE OF ACCOUNTS

The Schedule of Accounts is

on file at the offices of:

1. The Indenture Trustee

2. The Owner Trustee

3. General Motors Acceptance Corporation

4. Wholesale Auto Receivables Corporation

EXHIBIT B

FORM OF ASSIGNMENT FOR INITIAL CLOSING DATE

For value received, in accordance with the Pooling and Servicing Agreement, dated as of October 7, 2003 (the “Pooling and Servicing Agreement”), between General Motors Acceptance Corporation, a Delaware corporation (“GMAC”), and Wholesale Auto Receivables Corporation, a Delaware corporation (the “Purchaser”), GMAC does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, all of its right, title and interest in, to and under all of the Eligible Receivables existing in the Accounts listed in the Schedule of Accounts as of the close of business on the Initial Cut-Off Date and, so long as each such Account is included in the Pool of Accounts, all Eligible Receivables created or deemed created thereunder on each Receivables Purchase Date and all monies due or to become due thereon after the Initial Cut-Off Date or such Receivables Purchase Date, as appropriate, all Collateral Security with respect thereto and all amounts received with respect thereto and all proceeds thereof (including “proceeds” as defined in the UCC and Recoveries).

The foregoing sale, transfer, assignment and conveyance and any sales, transfers, assignments and conveyances subsequent to the date hereof do not constitute, and are not intended to result in, the creation or an assumption by the Purchaser of any obligation of the Servicer, GMAC (if GMAC is not the Servicer), General Motors or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.

It is the intention of GMAC and the Purchaser that the transfers and assignments contemplated by this Assignment, including transfers and assignments subsequent to the date hereof, shall constitute a sale of the property described herein and in the Pooling and Servicing Agreement from GMAC to the Purchaser and the beneficial interest in and title to such property shall not be part of GMAC’s estate in the event of the filing of a bankruptcy petition by or against GMAC under any bankruptcy law.

This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Pooling and Servicing Agreement and is to be governed by the Pooling and Servicing Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Pooling and Servicing Agreement.

* * * * *

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of October 7, 2003.

GENERAL MOTORS ACCEPTANCE CORPORATION

By:
	Name:	Karen A. Sabatowski
	Title:	Director-Securitization and Cash Management

EXHIBIT C

FORM OF ASSIGNMENT FOR EACH ADDITION DATE

For value received, in accordance with the Pooling and Servicing Agreement, dated as of October 7, 2003 (the “Pooling and Servicing Agreement”), between General Motors Acceptance Corporation, a Delaware corporation (“GMAC”), and Wholesale Auto Receivables Corporation, a Delaware corporation (the “Purchaser”), GMAC does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse, with respect to the Additional Accounts to which this Assignment relates, all of its right, title and interest in, to and under all of the Eligible Receivables as of the close of business on the related Additional Cut-Off Date in such Additional Accounts and, so long as each such Account is included in the Pool of Accounts, all Eligible Receivables created or deemed created thereunder on each Receivables Purchase Date and all monies due or to become due thereon after such Additional Cut- Off Date or such Receivables Purchase Date, as appropriate, all Collateral Security with respect thereto and all amounts received with respect thereto and all proceeds thereof (including “proceeds” as defined in the UCC and Recoveries).

The foregoing sale, transfer, assignment and conveyance and any sales, transfers, assignments and conveyances subsequent to the date hereof do not constitute, and are not intended to result in, the creation or an assumption by the Purchaser of any obligation of the Servicer, GMAC (if GMAC is not the Servicer), General Motors or any other Person in connection with the Accounts, the Receivables or under any agreement or instrument relating thereto, including any obligation to any Dealers.

It is the intention of GMAC and the Purchaser that the transfers and assignments contemplated by this Assignment, including transfers and assignments subsequent to the date hereof, shall constitute a sale of the property described herein and in the Pooling and Servicing Agreement from GMAC to the Purchaser and the beneficial interest in and title to such property shall not be part of GMAC’s estate in the event of the filing of a bankruptcy petition by or against GMAC under any bankruptcy law.

This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Pooling and Servicing Agreement and is to be governed by the Pooling and Servicing Agreement.

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Pooling and Servicing Agreement.

* * * * *

IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of                         ,            .

GENERAL MOTORS ACCEPTANCE CORPORATION

By:
	Name:	Karen A. Sabatowski
	Title:	Director-Securitization and Cash Management

EXHIBIT D

FORM OF OPINION OF COUNSEL

WITH RESPECT TO ADDITION OF ACCOUNTS

Provision to be Included in Opinion of Counsel

Delivered Pursuant to Section 2.03(b)(viii)

of the Pooling and Servicing Agreement

The opinion set forth below may be subject to standard qualifications, assumptions, limitations and exceptions.

The Assignment delivered on the Addition Date has been duly authorized, executed and delivered by GMAC, and constitutes the valid and legally binding obligation of GMAC, enforceable against GMAC in accordance with its terms.